------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         ------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------

                                BB&T CORPORATION
                   ------------------------ ----------------
             (Exact name of registrant as specified in its charter)

     NORTH CAROLINA                                      56-0939887
(State or other jurisdiction of                  (I.R.S. Employer Identification
 incorporation of organization)                            Number)

                             200 West Second Street
                       Winston-Salem, North Carolina 27101
                ------------ -----------------------------------
          (Address of principal executive offices, including zip code)


                                BB&T CORPORATION
                               401(K) SAVINGS PLAN
                            (Full title of the plan)

                             Jerone C. Herring, Esq.
                                BB&T Corporation
                             200 West Second Street
                                    3rd Floor
                       Winston-Salem, North Carolina 27101
                                 (336) 733-2180
                        --------------------------------
            (Name, address and telephone number, including area code,
                              of agent for service)


                         CALCULATION OF REGISTRATION FEE


                                       Proposed        Proposed
Title of                               maximum         maximum
securities         Amount              offering        aggregate    Amount of
to be              to be               price           offering     registration
registered (1)     registered          per share (2)   price (2)    fee (2)
--------------     -----------         -------------   -----------  -------

Common
Stock, par value
$5.00 per share    11,000,000 shares   $ 26.001       $286,011,000  $75,506.90
--------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of plan interests to be offered or sold pursuant to the BB&T Corporation 401(k) Savings Plan.

(2) Pursuant to Rule 457(c) and (h)(1), based on the average ($26.001) of the high ($26.188) and low ($25.813) prices of the Registrant's Common Stock on May 5, 2000, as reported on the New York Stock Exchange.


                                ----------------

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
------   ---------------------------------------

                  The  following   documents  filed  by  BB&T  Corporation  (the
"Company"  or  "BB&T")  with  the  Securities  and  Exchange   Commission   (the
"Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

                  (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Commission on March 14, 2000, and the Annual Report on Form 11-K of the BB&T Corporation 401(k) Savings Plan (or its predecessor plan) (the "Plan") for the fiscal year ended December 31, 1998, filed with the Commission on June 29, 1999;

                  (b) The Company's Current Reports on Form 8-K filed with the Commission on January 12, 2000, February 7, 2000, February 9, 2000, April 11, 2000 and April 28, 2000, respectively;

                  (c) The description of the Company's Common Stock, par value $5.00 per share, contained in the Company's Registration Statement on form 8-A filed with the Commission on September 4, 1991 with respect to such Common Stock, including any amendment or report filed for the purposes of updating such description;

                  (d) The Company's Registration Statement on Form 8-A relating to the Company's shareholder rights plan, filed with the Commission on January 10, 1997; and

                  (e) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year referred to in (a) above; and

                  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

                  Pursuant to General Instruction E to Form S-8, the contents of Registration Statement No. 33-54713 and Registration Statement No. 33-57867, relating to the offer and sale of the Registrant's Common Stock and related plan interests under the Plan or predecessor plans of the BB&T Corporation 401(k) Savings Plan, are incorporated by reference in this Registration Statement on Form S-8.

Item 4.  Description of Securities.

                  Not applicable.

Item 5.  Interests of Named Experts and Counsel.
------   --------------------------------------

                  The legality of the securities offered hereby has been passed upon by Jerone C. Herring, Esquire, Executive Vice President and General Counsel of the Company, who owns approximately 67,203 shares of Common Stock.

Item 6.  Indemnification of Directors and Officers.
------   -----------------------------------------

                  Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act contain specific provisions relating to indemnification of directors and officers of North Carolina corporations. In general, such sections provide that: (i) a corporation must indemnify a director or officer who is wholly successful in his defense of a proceeding to which he is a party because of his status as such, unless limited by the articles of incorporation, and (ii) a corporation may indemnify a director or officer if he is not wholly successful in such defense if it is determined as provided by statute that the director or officer meets a certain standard of conduct, except that when a director or officer is liable to the corporation or is adjudged liable on the basis that personal benefit was improperly received by him, the corporation may not indemnify him. A director or officer of a corporation who is a party to a proceeding may also apply to a court for indemnification, and the court may order indemnification under certain circumstances set forth in statute. A corporation may, in its articles of incorporation or bylaws or by contract or resolution of the board of directors, provide indemnification in addition to that provided by statute, subject to certain conditions.

                  The registrant's bylaws provide for the indemnification of any director or officer of the registrant against liabilities and litigation expenses arising out of his status as such, excluding: (i) any liabilities or litigation expenses relating to activities that were at the time taken known or believed by such person to be clearly in conflict with the best interest of the registrant and (ii) that portion of any liabilities or litigation expenses with respect to which such person is entitled to receive payment under any insurance policy.

                  The registrant's articles of incorporation provide for the elimination of the personal liability of each director of the registrant to the fullest extent permitted by law.

                  The registrant maintains directors' and officers' liability insurance that, in general, insures: (i) the registrant's directors and officers against loss by reason of any of their wrongful acts and (ii) the registrant against loss arising from claims against the directors and officers by reason of their wrongful acts, all subject to the terms and conditions contained in the policy.

                  Certain rules of the Federal Deposit Insurance Corporation limit the ability of certain depository institutions, their subsidiaries and their affiliated depository institution holding companies to indemnify affiliated parties, including institution directors. In general, subject to the ability to purchase directors and officers liability insurance and to advance professional expenses under certain circumstances, the rules prohibit such institutions from indemnifying a director for certain costs incurred with regard to an administrative or enforcement action commenced by any federal banking agency that results in a final order or settlement pursuant to which the director is assessed a civil money penalty, removed from office, prohibited from participating in the affairs of an insured depository institution or required to cease and desist from or take an affirmative action described in Section 8(b) of the Federal Deposit Insurance Act (12 U.S.C. ss. 1818(b)).

Item 7.  Exemption from Registration Claimed.

                  Not applicable.

Item 8.  Exhibits.

                  The   following   exhibits   are  filed  as  a  part  of  this
Registration Statement:

    Number           Description
    ------           -----------
    4.1 Amended and Restated Articles of Incorporation of the Company, as amended, which are incorporated by reference to Exhibit 3(a) to the Company's Annual Report on Form 10-K for the year ended December 31, 1996, filed with the Commission on March 17, 1997.

    4.2 Articles of Amendment to the Articles of Incorporation of the Company, which are incorporated by reference to Exhibit 3(a)(ii) to the Company's Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Commission on March 18, 1998.

    4.3 Bylaws of the Company, as amended, which are incorporated by reference to Exhibit 3(b) to the Company's Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Commission on March 18, 1998.

    4.4 Rights Agreement dated as of December 17, 1996 between the Company and Branch Banking and Trust Company, Rights Agent, which is incorporated by reference to Exhibit A filed under Form 8-A, filed with the Commission on January 10, 1997.

    5 Opinion of Jerone C. Herring, Esq., Executive Vice President and General Counsel to the Company.

    23.1 Consent of Jerone C. Herring, Esq., Executive Vice President and General Counsel to the Company, which is contained in his opinion filed as Exhibit 5.

    23.2    Consent of Arthur Andersen LLP.

    24      Power of Attorney of Directors and Officers of the Company.

    99      BB&T Corporation 401(k) Savings Plan.

Item 9.  Undertakings.

(a)  The undersigned registrant hereby undertakes:

         (1)      To file,  during any period in which offers or sales are being
                  made,  a   post-effective   amendment  to  this   Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                                 THE REGISTRANT

         Pursuant to the requirements of the Securities Act of 1933, BB&T Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on this 8th day of May, 2000.

                                                     BB&T CORPORATION

                                                 By: /s/ Jerone C. Herring
                                                     Jerone C.  Herring
                                                     Executive Vice President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 8, 2000.


        /s/ John A. Allison IV *                 /s/ Scott E. Reed *
--------------------------------------  ---------------------
Name:   John A. Allison IV               Name:   Scott E. Reed
Title:  Chairman of the Board and        Title:  Senior Executive Vice President
        Chief Executive Officer                  and Chief Financial Officer
        (principal executive officer)            (principal financial officer)


        /s/ Sherry A. Kellett *                  /s/ Paul B. Barringer *
--------------------------------------   -------------------------------
Name:   Sherry A. Kellett                Name:   Paul B. Barringer
Title:  Executive Vice President         Title:  Director
        and Controller
        (principal accounting officer)


        /s/ Alfred E. Cleveland *                /s/ W. R. Cuthbertson, Jr. *
--------------------------------------   ------------------------------------
Name:   Alfred E. Cleveland              Name:   W. R. Cuthbertson, Jr.
Title:  Director                         Title:  Director


        /s/ Ronald E. Deal *                     /s/ A. J. Dooley, Sr. *
--------------------------------------   -------------------------------
Name:   Ronald E. Deal                   Name:   A. J. Dooley, Sr.
Title:  Director                         Title:  Director


        /s/ Tom D. Efird *                       /s/ Paul S. Goldsmith *
--------------------------------------   -------------------------------
Name:   Tom D. Efird                     Name:   Paul S. Goldsmith
Title:  Director                         Title:  Director


        /s/ L. Vincent Hackley *                 /s/ Jane P. Helm *
--------------------------------------   --------------------------
Name:   L. Vincent Hackley               Name:   Jane P. Helm
Title:  Director                         Title:  Director


        /s/ Richard Janeway *                    /s/ J. Ernest Lathem *
--------------------------------------   ------------------------------
Name:   Richard Janeway, M.D.            Name:   J. Ernest Lathem, M.D.
Title:  Director                         Title:  Director

        /s/ James H. Maynard *                   /s/ Joseph A. McAleer *
--------------------------------------   -------------------------------
Name:   James H. Maynard                 Name:   Joseph A. McAleer
Title:  Director                         Title:  Director


        /s/ Albert O. McCauley *                 /s/ Richard L. Player, Jr. *
--------------------------------------   ------------------------------------
Name:   Albert O. McCauley               Name:   Richard L. Player, Jr.
Title:  Director                         Title:  Director


        /s/ C. Edward Pleasants, Jr. *           /s/ Nido R. Qubein *
--------------------------------------   ----------------------------
Name:   C. Edward Pleasants, Jr.         Name:   Nido R. Qubein
Title:  Director                         Title:  Director


        /s/ E. Rhone Sasser *                    /s/ Jack E. Shaw *
--------------------------------------   --------------------------
Name:   E. Rhone Sasser                  Name:   Jack E. Shaw
Title:  Director                         Title:  Director


        /s/ Harold B. Wells *
--------------------------------------
Name:   Harold B. Wells
Title:  Director





*By:           /s/ Jerone C. Herring
            Name:  Jerone C. Herring
            Attorney-in-Fact




                                    THE PLAN


            Pursuant to the requirements of the Securities Act of 1933, the Trustee has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on this 8th day of May, 2000.



                                 BB&T CORPORATION 401(K) SAVINGS PLAN

                                 By:    Branch Banking and Trust Company, N.A.
                                          As Trustee



                                 By:     /S/ Robert E. Greene
                                 Name:   Robert E. Greene
                                 Title:  President

                                  EXHIBIT INDEX
                                       to
                      Registration Statement on Form S-8 of
                                BB&T Corporation



Exhibit No.                              Description

   4.1 Amended and Restated Articles of Incorporation of the Company, as amended, which are incorporated by reference to Exhibit 3(a) to the Company's Annual Report on Form 10-K for the year ended December 31, 1996, filed with the Commission on March 17, 1997.

   4.2 Articles of Amendment to the Articles of Incorporation of the Company, which are incorporated by reference to Exhibit 3(a)(ii) to the Company's Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Commission on March 18, 1998.

   4.3 Bylaws of the Company, as amended, which are incorporated by reference to Exhibit 3(b) to the Company's Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Commission on March 18, 1998.

   4.4 Rights Agreement dated as of December 17, 1996 between the Company and Branch Banking and Trust Company, Rights Agent, which is incorporated by reference to Exhibit A filed under Form 8-A, filed with the Commission on January 10, 1997.

   5 Opinion of Jerone C. Herring, Esq., Executive Vice President and General Counsel to the Company.

   23.1 Consent of Jerone C. Herring, Esq., Executive Vice President and General Counsel to the Company, which is contained in his opinion filed as Exhibit 5.

   23.2   Consent of Arthur Andersen LLP.

   24     Power of Attorney of Directors and Officers of the Company.

   99     BB&T Corporation 401(k) Savings Plan.

                                    EXHIBIT 5

                                                                       EXHIBIT 5
                                                                     ---------



                                                     EXHIBIT 5




                               [BB&T Letterhead]


                                   May 8, 2000




BB&T Corporation
200 West Second Street
Winston-Salem, North Carolina 27101

                  Re: Registration Statement on Form S-8 Relating to BB&T Corporation 401(k) Savings Plan

Ladies and Gentlemen:

     I am familiar with the proceedings taken by BB&T Corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-8 under the Securities Act of 1933, as amended, pertaining to the offer and sale of up to 11,000,000 shares of the Company's Common Stock, par value $5.00 per share (the "Shares"), and an indeterminate number of plan interests, pursuant to the terms of the BB&T Corporation 401(k) Savings Plan, as effective as of January 1, 2000 (the "Plan").

     As counsel for the Company, the Plan and the Registration Statement have been reviewed under my direction, and I have examined and am familiar with the records relating to the organization of the Company, including its articles of incorporation, bylaws and all amendments thereto, and the records of all proceedings taken by the Board of Directors of the Company pertinent to the rendering of this opinion.

     Based on the foregoing, and having regard for such legal considerations as I have deemed relevant, I am of the opinion that the Shares have been duly authorized and, upon issuance of the Shares and receipt by the Company of the consideration therefor in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and nonassessable.

     I hereby  consent  to the filing of this  opinion  with the  Commission  as
Exhibit 5 to the Registration Statement. In giving this consent, I do not admit that I am within the category of persons whose consent is required by Section 7 of the Securities Act, or other rules and regulations of the Commission thereunder.

                                                  Sincerely,


                                                  /S/  Jerone C. Herring
                                                  Jerone C. Herring
                                                  Executive Vice President and
                                                  General Counsel

                                  EXHIBIT 23.2

                                                                   EXHIBIT 23.2
                                                                   ------------


                    Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated April 27, 2000, included in BB&T Corporation's Form 8-K dated April 28, 2000, and to all references to our firm included in this registration statement. Our report dated January 24, 2000, included in BB&T Corporation's financial statements previously filed on Form 10-K and incorporated by reference in this registration statement is no longer appropriate since restated financial statements have been presented giving effect to a business combination accounted for as a pooling of interests.


                               /S/ ARTHUR ANDERSEN LLP

Charlotte, North Carolina,
May 8, 2000.

                                   EXHIBIT 24

                                                                EXHIBIT 24
                                                                ----------


                                POWER OF ATTORNEY

         Each of the undersigned, being a director and/or officer of BB&T Corporation (the "Company"), hereby nominates, constitutes and appoints John A. Allison, Scott E. Reed and Jerone C. Herring, or any one of them severally, to be his or her true and lawful attorney-in-fact and to sign in his or her name and on his or her behalf in any and all capacities stated below, and to file with the Securities and Exchange Commission (the "Commission"), a Registration Statement on Form S-8 (the "Registration Statement") relating to the offer and sale of the Company's common stock, $5.00 par value per share, and related plan interests, pursuant to the terms of the BB&T Corporation 401(k) Savings Plan, and to file any and all amendments, including post-effective amendments, to the Registration Statement, making such changes in the Registration Statement as such attorney-in-fact deems appropriate, and generally to do all such things on his or her behalf in any and all capacities stated below to enable the Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Commission.

         This Power of Attorney has been signed by the following persons in the capacities indicated on April 25, 2000.



        /s/ John A. Allison IV                   /s/ Scott E. Reed
--------------------------------------   -------------------------
Name:   John A. Allison IV               Name:   Scott E. Reed
Title:  Chairman of the Board and        Title:  Senior Executive Vice President
        Chief Executive Officer                  and Chief Financial Officer
        (principal executive officer)            (principal financial officer)


        /s/ Sherry A. Kellett                    /s/ Paul B. Barringer
--------------------------------------   -----------------------------
Name:   Sherry A. Kellett                Name:   Paul B. Barringer
Title:  Executive Vice President         Title:  Director
        and Controller
        (principal accounting officer)


        /s/ Alfred E. Cleveland                  /s/ W. R. Cuthbertson, Jr.
--------------------------------------   ----------------------------------
Name:   Alfred E. Cleveland              Name:   W. R. Cuthbertson, Jr.
Title:  Director                         Title:  Director


        /s/ Ronald E. Deal                       /s/ A. J. Dooley, Sr.
--------------------------------------   -----------------------------
Name:   Ronald E. Deal                   Name:   A. J. Dooley, Sr.
Title:  Director                         Title:  Director


        /s/ Tom D. Efird                         /s/ Paul S. Goldsmith
--------------------------------------   -----------------------------
Name:   Tom D. Efird                     Name:   Paul S. Goldsmith
Title:  Director                         Title:  Director


        /s/ L. Vincent Hackley                   /s/ Jane P. Helm
--------------------------------------   ------------------------
Name:   L. Vincent Hackley               Name:   Jane P. Helm
Title:  Director                         Title:  Director


        /s/ Richard Janeway                      /s/ J. Ernest Lathem
--------------------------------------   ----------------------------
Name:   Richard Janeway, M.D.            Name:   J. Ernest Lathem, M.D.
Title:  Director                         Title:  Director

        /s/ James H. Maynard                     /s/ Joseph A. McAleer
--------------------------------------   -----------------------------
Name:   James H. Maynard                 Name:   Joseph A. McAleer
Title:  Director                         Title:  Director


        /s/ Albert O. McCauley                   /s/ Richard L. Player, Jr.
--------------------------------------   ----------------------------------
Name:   Albert O. McCauley               Name:   Richard L. Player, Jr.
Title:  Director                         Title:  Director


        /s/ C. Edward Pleasants, Jr.             /s/ Nido R. Qubein
--------------------------------------   --------------------------
Name:   C. Edward Pleasants, Jr.         Name:   Nido R. Qubein
Title:  Director                         Title:  Director


        /s/ E. Rhone Sasser                      /s/ Jack E. Shaw
--------------------------------------   ------------------------
Name:   E. Rhone Sasser                  Name:   Jack E. Shaw
Title:  Director                         Title:  Director


        /s/ Harold B. Wells
--------------------------------------
Name:   Harold B. Wells
Title:  Director

                                   EXHIBIT 99

                             BB&T CORPORATION 401(K)

                                  SAVINGS PLAN
                         EFFECTIVE DATE: JANUARY 1, 2000

                                TABLE OF CONTENTS
                             BB&T CORPORATION 401(K)
                                  SAVINGS PLAN

                                                                         Page
                                                                         ----
Section  1.       Definitions .............................................1
         1.1      Account .................................................1
         1.2      Accrued Benefit .........................................2
         1.3      Actual deferral percentage or ADP .......................2
         1.4      Adjustment date .........................................3
         1.5      Affiliated employer .....................................3
         1.6      Board ...................................................3
         1.7      A break in service ......................................4
         1.8      Code ....................................................4
         1.9      Committee ...............................................4
         1.10     Company .................................................4
         1.11     Company stock ...........................................4
         1.12     Compensation ............................................4
         1.13     Computation period ......................................5
         1.14     Contribution percentage .................................5
         1.15     Disability ..............................................6
         1.16     Effective date ..........................................6
         1.17     Elective deferral or elective deferrals .................7
         1.18     Eligible employee .......................................7
         1.19     Employee ................................................8
         1.20     Entry date ..............................................8
         1.21     ERISA ...................................................8
         1.22     Excess aggregate contributions ..........................9
         1.23     Excess contributions ....................................9
         1.24     Excess elective deferral ................................9
         1.25     Highly compensated participant ..........................9
         1.26     Hour of service ........................................10
         1.27     Leased employee ........................................12
         1.28     Matching contributions .................................12
         1.29     Nonhighly compensated participant ......................13
         1.30     Normal retirement age ..................................13
         1.31     Participant ............................................13
         1.32     Participating Employer .................................14
         1.33     Plan ...................................................14
         1.34     Plan year ..............................................14
         1.35     Predecessor plan .......................................14
         1.36     Qualified nonelective contributions ....................14
         1.37     Retire or retirement ...................................14
         1.38     Salary reduction contributions .........................14
         1.39     Service ................................................14

         1.40     Spouse or surviving spouse .............................15
         1.41     Statutory compensation .................................15
         1.42     Testing compensation ...................................15
         1.43     Trust or trust fund ....................................16
         1.44     Trustee ................................................16
         1.45     Trust agreement ........................................16
         1.46     Year of service ........................................16

Section  2.       Contributions to the Trust and Allocation Thereof ......16
         2.1      Salary Reduction Contributions .........................16
         2.2      Matching Contributions .................................23
         2.3      Discretionary Supplemental Employer Contributions ......28
         2.4      General Limitations ....................................28

Section  3.       Vesting ................................................29
         3.1      General ................................................29
         3.2      Forfeitures ............................................29
         3.3      Change in Vesting Schedule .............................29
         3.4      Predecessor Plan .......................................30

Section  4.       Pretermination Distributions; Loans ....................30
         4.1      Hardship ...............................................30
         4.2      Distributions After Age 59 1/2 .........................32
         4.3      Distributions Prior to Age 59 1/2 ......................33
         4.4      Loans ..................................................34
         4.5      Termination of Service Prior To Distribution ...........35

Section  5.       Termination Distributions ..............................35
         5.1      Distributions on Account of Retirement or Disability ...35
         5.2      Distributions on Account of Death ......................38
         5.3      Special Provisions and Definitions .....................38
         5.4      Distributions on Account of Other Termination of
                    Service ..............................................41
         5.5      Directions .............................................42
         5.6      Distributions to Alternate Payees ......................43
         5.7      Valuation ..............................................43
         5.8      Distributions from Salary Reduction Contribution
                    (before-tax) Accounts, Employer Basic Matching
                    Contribution Accounts and QNEC Accounts ..............43

Section  6.       Adjustment of Accounts .................................44
         6.1      Adjustment of Accounts .................................45
         6.2      Loan Account ...........................................45
         6.3      General ................................................46

Section  7.       Participant Direction of Investments ...................46
         7.1      Participant Directed Investments .......................46
         7.2      General ................................................47

Section  8.       Administration by Committee ............................48
         8.1      Membership of Committee ................................48
         8.2      Committee Officers; Subcommittee .......................48
         8.3      Committee Meetings .....................................48
         8.4      Transaction of Business ................................48
         8.5      Committee Records ......................................49
         8.6      Establishment of Rules; Interactive Voice and
                    Other Systems ........................................49
         8.7      Conflicts of Interest ..................................49
         8.8      Correction of Errors ...................................49
         8.9      Authority to Interpret Plan ............................50
         8.10     Third Party Advisor ....................................50
         8.11     Compensation of Members ................................51
         8.12     Committee Expenses .....................................51
         8.13     Indemnification of Committee ...........................51

Section  9.       Management of Funds and Amendment of Plan ..............51
         9.1      Fiduciary Duties .......................................51
         9.2      Trust Agreement ........................................53
         9.3      Authority to Amend .....................................53
         9.4      Requirements of Writing ................................54

Section  10.      Allocation of Responsibilities Among
                    Named Fiduciaries ....................................54
         10.1     Duties of Named Fiduciaries ............................54
         10.2     Co-fiduciary Liability .................................55

Section  11.      Benefits Not Assignable; Facility of Payments ..........55
         11.1     Benefits Not Assignable ................................55
         11.2     Payments to Minors and Others ..........................56

Section  12.      Termination of Plan and Trust; Merger or
                    Consolidation of Plan ................................56
         12.1     Complete Termination ...................................56
         12.2     Partial Termination ....................................57
         12.3     Merger or Consolidation ................................57
         12.4     Protection of Benefits .................................58

Section  13.      Communication to Employees .............................58

Section  14.      Claims Procedure .......................................58
         14.1     Filing of a Claim for Benefits .........................58
         14.2     Notification to Claimant of Decision ...................58
         14.3     Procedure for Review ...................................59
         14.4     Decision on Review .....................................59
         14.5     Action by Authorized Representative of Claimant ........60

Section  15.      Portability of Participant Accounts ....................60
         15.1     Definitions ............................................60
         15.2     Construction ...........................................61

Section  16.      Rollovers ..............................................61
         16.1     Timing .................................................61
         16.2     Eligibility ............................................62
         16.3     Maximum Amount .........................................62
         16.4     Accounting .............................................62
         16.5     Transfers Prior to Becoming a Participant ..............62

Section  17.      Special Provisions Relating to Transfers From
                    Qualified Plans ......................................62
         17.1     Accounting .............................................62
         17.2     Liability of Trustee ...................................63
         17.3     Protected Benefits Under Section 411(d)(6) of
                    the Code .............................................63
         17.4     Authority of Committee .................................63
         17.5     Impermissible Transfers ................................63

Section  18.      Special Top-Heavy Provisions ...........................63
         18.1     Definitions ............................................64
         18.2     Top-Heavy Requirements .................................66

Section  19.      Limitations on Allocations .............................67
         19.1     Limitations ............................................67
         19.2     Adjustments ............................................67
         19.3     Participation in this Plan and a Defined Benefit Plan ..69
         19.4     Definitions ............................................70

Section  20.      Parties to the Plan; Transfers of Employees ............72
         20.1     Application of Plan and Trust Agreement ................72
         20.2     Service with a Participating Employer ..................72
         20.3     Contributions by each Participating Employer ...........72
         20.4     Authority of Board .....................................73

Section  21.      Compliance with the Uniformed Services Employment and
                  Reemployment Rights Act of 1994 ........................73
         21.1     Treatment of USERRA Contributions ......................73
         21.2     Rights With Respect to Salary Reduction Contributions ..74
         21.3     Special Service Crediting Rules ........................74
         21.4     Loans ..................................................75
         21.5     Definitions ............................................75
         21.6     Construction ...........................................75

Section  22.      Special Provisions Applicable to ESOP ..................75
         22.1     Investment .............................................75

         22.2     Distributions ..........................................75
         22.3     Restrictions on Company stock ..........................75
         22.4     Proxy Voting ...........................................76
         22.5     Valuations .............................................76
         22.6     Diversification ........................................76
         22.7     Dividends ..............................................77

Section  23.      Miscellaneous Provisions ...............................77
         23.1     Notices ................................................77
         23.2     Lost Distributees ......................................77
         23.3     Reliance on Data .......................................77
         23.4     Bonding ................................................78
         23.5     Receipt and Release for Payments .......................78
         23.6     No Guarantee ...........................................78
         23.7     Headings ...............................................78
         23.8     Continuation of Employment .............................78
         23.9     Construction ...........................................79


EXHIBIT A         Testing Compensation

EXHIBIT B         Participating Employers

EXHIBIT C         Plan Loan Rules
                  for Participant Loans

                            BB&T CORPORATION 401(K)
                                  SAVINGS PLAN


                                  INTRODUCTION
                                  ------------

                  Effective as of July 1, 1982, Branch Banking & Trust Company ("BB&T") established a savings and thrift plan (the "prior plan") for the benefit of its employees and the employees of its participating affiliates. The prior plan was entitled the "Savings and Thrift Plan for the Employees of Branch Banking & Trust Company." The prior plan was last restated effective as of January 1, 1994. On February 28, 1995, BB&T Corporation (the "Company") (formerly, the Southern National Corporation) and BB&T Financial Corporation, the former parent corporation of BB&T, were merged. As a result of the corporate merger, the Company became the parent corporation of BB&T and the sponsor of the prior plan. Effective as of January 1, 1996, the name of the prior plan was changed to the "Southern National Corporation 401(k) Savings Plan." As a result of the change in the Company's corporate name to BB&T Corporation, the name of the prior plan was ultimately changed to the "BB&T Corporation 401(k) Savings Plan." This plan amends and restates the prior plan effective as of January 1, 2000.

                           BB&T CORPORATION
401(K) SAVINGS PLAN*


                  Section 1.Definitions:
                  ---------------------
                  As used in the plan, including this Section 1, and in the trust agreement which is a part of the plan, references to one gender shall include the other and, unless otherwise indicated by the context:

                  1.1 "Account" means the aggregate of the separate accounts maintained by the Committee with respect to each participant. The separate accounts so maintained shall include one or more of the following:

                  1.1.1 "Salary reduction contribution (before-tax) account" means the subaccount of the participant that is credited with salary reduction contributions made by the participant to the plan or the predecessor plan (as defined in Section 1.35).

                  1.1.2  "Voluntary contribution  (after-tax) account" means the
         subaccount  of  the   participant   that  is  credited  with  after-tax
         contributions made by the participant to the predecessor plan.

                  1.1.3 "Employer basic matching contribution account" means the subaccount of the participant that is credited with basic matching contributions made on behalf of the participant to the plan pursuant to
         Section 2.2.1(i).

                  1.1.4 "Employer supplemental matching contribution account" means the subaccount of the participant that is credited with supplemental matching contributions made on behalf of the participant to the plan pursuant to Section 2.2.1(ii) and matching contributions made to the predecessor plan prior to January 1, 2000.

                  1.1.5 "Employer profit sharing contribution account" means the subaccount of the participant that is credited with supplemental or profit sharing contributions made on behalf of the participant to the plan or the predecessor plan.

--------
*Note: Except as otherwise provided in Section 1.16, this plan amends and supersedes as of January 1, 2000, the BB&T Corporation 401(k) Savings Plan, which was first adopted July 1, 1982 and last amended and restated effective as of January 1, 1994. Reference is made to the BB&T Corporation 401(k) Savings Plan Trust Agreement, of even date herewith, which is a part of the plan.

                  1.1.6 "ESOP account" means the subaccount of the participant that is credited with ESOP contributions made on behalf of the participant to the predecessor plan. If a participant was a participant in more than one ESOP previously established under the predecessor plan, a separate ESOP account shall be maintained for the participant under each such ESOP.

                  1.1.7 "Prior plan account" means the subaccount of the participant that is credited with contributions made on behalf of the participant to the Thrift Plan for the Employees of Branch Banking & Trust Company and the Profit Sharing Plan for the Employees of Branch Banking & Trust Company prior to their merger into the predecessor plan on January 1, 1986.

                  1.1.8 "PAYSOP account" means the subaccount of the participant that is credited with employer contributions made on behalf of the participant to the Southern National Employee Stock Ownership Plan prior to its merger into the predecessor plan on May 13, 1996 or to the United Carolina Bancshares Corporation Dollar Plus Savings Plan prior to its merger into the predecessor plan on December 12, 1997.

                  1.1.9 "QNEC account" means the subaccount of the participant that is credited with qualified nonelective contributions made on behalf of the participant to the plan or the predecessor plan.

                  1.1.10 "Loan account" means the subaccount of the participant that is credited with payments of principal and interest as provided in
         Section 6.2.

                  1.1.11  "Rollover   account"   means  the  subaccount  of  the
         participant that is credited with rollover contributions made by the participant to the plan or the predecessor plan.

                  1.2 "Accrued Benefit" means with respect to each participant the balance in his account as of the applicable adjustment date following adjustment thereof as provided in Section 6.

                  1.3 "Actual deferral percentage" or "ADP" with respect to a participant for a plan year means the ratio (expressed as a percentage and calculated to the nearest one-hundredth of a percentage point) of: (i) the salary reduction contributions, if any, made to the trust under the plan by a Participating Employer on behalf of the participant for the plan year other than salary reduction contributions distributed to the participant pursuant to the provisions of Section 19.2(i) (relating to the return of contributions in excess of the limitations of Section 415 of the Code); to (ii) his testing compensation (as defined in Section 1.42) for that portion of the plan year during which he was a participant. Pursuant to regulations issued by the Secretary of the Treasury, the Committee may elect to take into account matching contributions made on behalf of any participant to any qualified plan maintained by the Participating Employer or an affiliated employer for purposes of determining the ADP of such participant. In no event will matching contributions which are taken into account for purposes of determining the ADP of a participant, be taken into account in determining the contribution percentage of such participant. Notwithstanding the foregoing, the ADP of a nonhighly compensated participant shall be determined without regard to any excess elective deferrals made under the plan or any other plan maintained by an affiliated employer with respect to him. The ADP for a specified group of participants for a plan year shall be the average (expressed as a percentage and calculated to the nearest one-hundredth of a percentage point) of the ADPs calculated separately for each participant in such group. The ADP of a participant who is eligible to make a salary reduction contribution under the plan but does not do so, or who is not eligible to make a salary reduction contribution because allocations to his account would exceed the dollar limitation or the statutory compensation limitation in Section 19.1, shall be zero. The determination and treatment of the ADP of any participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

                  1.4 "Adjustment date" means each day on which the New York Stock Exchange is open for business. The last adjustment date in each plan year is sometimes referred to herein as the "year-end adjustment date."

                  1.5 "Affiliated employer" means: (i) any corporation that is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which includes the Company; (ii) any trade or business (whether or not incorporated) that is under common control (as defined in Section 414(c) of the
Code) with the Company; (iii) any organization (whether or not incorporated) that is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Company; and (iv) any other entity required to be aggregated with the Company pursuant to Section 414(o) of the Code.

                  1.6   "Board"  means the Board of Directors of the Company.

                  1.7 A "break in service" means a computation period in which an employee does not complete more than 500 hours of service and shall occur at the beginning of such computation period.

                  1.8 "Code" means the Internal Revenue Code of 1986, as amended, and rules and Treasury Regulations issued thereunder.

                  1.9 "Committee" means the administrative Committee provided for in Section 8.

                  1.10 "Company" means BB&T Corporation, a North Carolina corporation with its principal office at Winston-Salem, North Carolina.

                  1.11 "Company stock" means shares of common stock issued by the Company which are readily tradable on an established securities market. As of the effective date, the Company stock is listed on the New York Stock Exchange under the Symbol "BBT."

                  1.12 "Compensation" means wages within the meaning of Section 3401(a) of the Code and all other payments of compensation to an employee by the Participating Employer (in the course of the Participating Employer's trade or business) for which the Participating Employer is required to furnish the employee a written statement under Sections 6041(d), 6051(a)(3) and 6052 of the Code, but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed, plus any amounts contributed by the Participating Employer pursuant to a salary reduction agreement which are not includible in the gross income of the employee under Section 125, 402(e)(3), 402(h) or 403(b)
of the Code, if any, and less reimbursements or other expense allowances, fringe benefits, moving expenses, deferred compensation, and welfare benefits. For plan years beginning on or after January 1, 1989, but prior to January 1, 1994, the annual compensation of each employee taken into account shall not exceed $200,000. This limitation shall be adjusted by the Secretary of the Treasury at the same time and in the same manner as under Section 415(d) of the Code, except that the dollar increase in effect on January of any calendar year is effective for plan years beginning in such calendar year and the first adjustment to the $200,000 limitation is effective on January 1, 1990. For plan years beginning on or after January 1, 1994, the annual compensation of each employee taken into account under the plan shall not exceed $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (the "determination period") beginning in such calendar year. The $200,000 limitation and the $150,000 limitation, whichever shall be applicable, shall be hereinafter referred to as the "annual compensation limitation." If a determination period consists of fewer than 12 months, the annual compensation limitation will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

                  1.13 "Computation period" means a 12 consecutive month period, as follows:

                  1.13.1 For purposes of plan participation, the computation period initially shall be the 12 consecutive month period beginning on the date an employee first completes an hour of service. Thereafter, the computation period shall be the plan year, beginning with the plan year containing the first anniversary of the date the employee first completed an hour of service.

                  1.13.2 For all other purposes under the plan, the computation period shall be the plan year.

                  1.14 "Contribution percentage" with respect to a participant for a plan year means the ratio (expressed as a percentage and calculated to the nearest one-hundredth of a percentage point) of: (i) the matching contributions made to the trust under the plan on the participant's behalf for the plan year; to (ii) his testing compensation (as defined in Section 1.42) for that portion of the plan year during which he was a participant. The contribution percentage for a specified group of participants for a plan year shall be the average (expressed as a percentage and calculated to the nearest one-hundredth of a percentage point) of the contribution percentages calculated separately for each participant in such group. Pursuant to regulations issued by the Secretary of the Treasury, the Committee may elect to take into account elective deferrals made on behalf of any participant to any qualified plan maintained by the Participating Employer or an affiliated employer for purposes of determining the contribution percentage of such participant. Notwithstanding the foregoing, salary reduction contributions distributed to a participant pursuant to the provisions of Section 19.2(i) (relating to the return of contributions in excess of the limitations of Section 415 of the Code) and matching contributions forfeited by a participant pursuant to the provisions of Section 2.2.4 (relating to the forfeiture of matching contributions attributable to excess contributions, excess elective deferrals and excess aggregate contributions) may not be taken into account for purposes of determining the contribution percentage of such participant. The determination and treatment of the contribution percentage of any participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

                  1.15 "Disability" means a condition for which a participant is entitled to disability benefits under the BB&T Corporation Disability Plan.

                  1.16 "Effective date" of the plan means January 1, 2000. However, in order to comply with the Retirement Protection Act of 1994, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, and the Internal Revenue Service Restructuring and Reform Act of 1998, which are first effective as of an earlier date, the following Sections of the plan are effective as indicated below:

                           Section                            Effective Date
                           -------                            --------------
                           Section 1.3                        January 1, 1997
                           Section 1.12                       January 1, 1997
                           Section 1.14                       January 1, 1997
                           Section 1.25                       January 1, 1997
                           Section 1.27                       January 1, 1997
                           Section 1.39                       January 1, 1998
                           Section 1.41                       January 1, 1998
                           Section 2.1.4                      January 1, 1997
                           Section 2.2.3                      January 1, 1997
                           Section 5.1.2(h)                   January 1, 1997
                           Section 5.3.1                      January 1, 1997
                           Section 5.3.3(f)                   January 1, 1997
                           Section 15.1.1                     January 1, 1999
                           Section 19.1                       January 1, 1995
                           Section 21                         October 13, 1996

                  1.17 "Elective deferral" or "elective deferrals" means, with respect to any taxable year of a participant, the sum of:

                  (a) Any employer contribution under a qualified cash or deferred arrangement (as defined in Section 401(k) of the Code) to the extent not includible in the participant's gross income for the taxable year under Section 402(e)(3) of the Code, including a salary reduction contribution made on behalf of the participant under Section 2.1 of the plan;

                  (b) Any employer contribution under a simplified employee pension plan (as defined in Section 408(k) of the Code) to the extent not includible in the participant's gross income for the taxable year under Section 402(h)(1)(B) of the Code;

                  (c) Any employer contribution made on behalf of the participant to purchase an annuity contract under Section 403(b) of the Code pursuant to a salary reduction agreement (within the meaning of Section 3121(a)(5)(D) of the Code); and

                  (d) Any elective employer contribution made on behalf of a participant under Section 408(p)(2)(A)(i) of the Code.

Notwithstanding any provisions of the plan to the contrary, the elective deferrals of any participant for any taxable year of the participant made under this plan, and any other qualified plan maintained by the Company or an affiliated employer, shall not in the aggregate exceed $10,500 (or such greater amount as may be permitted under Section 402(g)(4), (5) or (8) of the Code). See
Section 2.1.1 of the plan permitting distribution of excess elective deferrals.

                  1.18   "Eligible   employee"   means   each   employee   of  a
         Participating Employer except the following:

                  (a) An employee included in a unit of employees covered by a bona fide collective bargaining agreement with a Participating Employer that does not specifically provide for coverage of the employee under the plan; provided, that retirement benefits were the subject of good faith bargaining between the Participating Employer and employee representatives.

                  (b) An employee who is a nonresident alien and receives no earned income (within the meaning of Section 911(d)(2) of the Code) from the Participating Employer constituting income from sources within the United States (within the meaning of Section 861(a)(3) of the Code).

                  (c) An individual who is deemed to be an employee solely because he is a leased employee.

                  (d) An individual who is an employee of an affiliated employer that has not adopted the plan and is on a temporary assignment to a Participating Employer.

See Section 1.31 for provisions governing participation in the plan by an eligible employee.

                  1.19 "Employee" means, except as otherwise provided herein, an individual in the service of a Participating Employer if the relationship between him and the employer is the legal relationship of employer and employee. In determining who is an employee for purposes of the plan, the following provisions shall apply:

                  1.19.1 All leased employees shall be treated as employees.

                  1.19.2 An individual who is identified on the books and records of a Participating Employer as other than a common law employee shall not be treated as an employee for purposes of the plan regardless of a later agency or judicial determination to the effect that such individual is a common law employee of a Participating Employer.

See Sections 1.18 and 1.31 for provisions governing eligibility of an employee to become a participant in the plan.

                  1.20   Entry date  means the first day of each calendar month.

                  1.21 ERISA means the Employee Retirement Income Security Act of 1974, as amended (including amendments of the Code affected thereby), and rules and regulations issued thereunder.

                  1.22 Excess aggregate contributions means, with respect to any plan year, the excess of:

                  (a) The aggregate amount of matching contributions (and any elective deferrals taken into account in computing the contribution percentage) actually made to the trust on behalf of highly compensated participants for such plan year; over

                  (b) The maximum amount of such contributions permitted under the limitations described in Section 2.2.2.

                  1.23 "Excess contributions" means, with respect to any plan year, the excess of:

                  (a) The aggregate amount of salary reduction contributions (and any matching contributions taken into account in computing the ADP) actually made to the trust on behalf of highly compensated participants for such plan year; over

                  (b) The maximum amount of such contributions permitted under the limitations of Section 2.1.4.

                  1.24 "Excess elective deferral" for any taxable year of a participant means the amount of the elective deferral on behalf of a participant for any taxable year of such participant in excess of $10,500 (or such greater amount as may be permitted pursuant to the provisions of Sections 402(g)(4), (5) and (8) of the Code). Excess elective deferral also shall refer to the specific amount of elective deferrals for the taxable year of the participant which the participant allocates to this plan pursuant to the provisions of Section 2.1.1.

                  1.25 Highly compensated participant means any participant who is a highly compensated employee. "Highly compensated employee" means any employee who:

                  (a) during the plan year or preceding plan year was at any time a 5 percent owner (as defined in Section 416(i)(1)(B) of the Code); or

                  (b) during the preceding plan year received statutory compensation (as defined in Section 1.41) from the Company and affiliated employers in excess of $80,000 (as adjusted pursuant to Section 414(q)(1) of the Code) and was in the top-paid group of employees for such preceding plan year.

For purposes of this Section 1.25, the following provisions shall apply:

                  1.25.1 An employee who performs service for the Company or any affiliated employer at any time during a plan year shall be in the top-paid group of employees for such year if such employee is in the top 20 percent of the employees of the Company and its affiliated employers ranked on the basis of statutory compensation paid during such year.

                  1.25.2 A former employee shall be treated as a highly compensated employee if he was a highly compensated employee when he separated from service, or was a highly compensated employee at any time after attaining age 55.

The determination of who is a highly compensated employee, including the determination of the number and identity of employees in the top-paid group, shall be made in accordance with Section 414(q) of the Code.

                  1.26   "Hour of service"  means the following:

                  1.26.1 Each hour for which an employee is paid, or entitled to payment, by the Company or an affiliated employer for the performance of duties. Each such hour shall be credited to the computation period in which the duties are performed.

                  1.26.2 Each hour for which an employee is paid, or entitled to payment, by the Company or an affiliated employer for a period of time during which no duties are performed, irrespective of whether the employment relationship has terminated, by reason of vacation, holiday, illness, incapacity (including disability), lay-off, jury duty, military duty or leave of absence. Each such hour shall be credited to the computation period in which no duties are performed. In applying this Section 1.26.2, the following provisions shall apply:

                           (i) The number of hours to be  credited to any single
                  continuous period (whether or not such period occurs in a single computation period)for which hours are credited shall be the lesser of: (a) 501 hours, or (b) the number of hours for which the employee is paid with respect to such single continuous period;

                           (ii) No  hours  shall be  credited  with  respect  to
                  payments made to the employee for the purpose of complying with applicable workers' compensation, unemployment compensation or disability insurance laws, or payments made solely to reimburse an employee for medical or medically related expenses incurred by the employee; and

                           (iii) An amount paid to an employee by the Company or
                  an affiliated employer indirectly, such as by a trust, fund or insurer to which the Company or affiliated employer makes contributions or pays premiums, shall be deemed to be paid by the Company or affiliated employer.

                  1.26.3 Each hour (to the extent not included in Section 1.26.1 or 1.26.2) for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the Company or an affiliated employer. Each such hour shall be credited to the computation period or periods to which the award or agreement pertains rather than to the computation period in which the award, agreement or payment is made.

                  1.26.4 Each hour for which an employee is not actually in service but is required to be given credit for service under any law of the United States, including, but not limited to, the Family and Medical Leave Act of 1993. Each such hour shall be credited to the computation period or periods for which the employee is required to be given credit for service.

                  1.26.5 Solely for the purpose of determining whether an employee has incurred a break in service, each hour with respect to a period during which he is absent from work for maternity or paternity reasons which otherwise would be credited to such employee but for such absence, or if such hours cannot be determined, 8 hours of service per day of such absence. For purposes of this Section 1.26.5, an absence from work for maternity or paternity reasons means an absence (a) by reason of the pregnancy of the employee; (b) by reason of the birth of a child of the employee; (c) by reason of the placement of a child with the employee in connection with the adoption of such child by such employee; or (d) for purposes of caring for such child for a period beginning immediately following such birth or placement. The hours of service credited under this Section 1.26.5 shall be credited with respect to the computation period in which the absence begins, if necessary to prevent a break in service in such computation period. In all other cases, such hours of service shall be credited to the subsequent computation period. No more than 501 hours of service shall be required to be credited for maternity or paternity reasons. No credit shall be given under this Section 1.26.5, unless the employee furnishes to the Committee such timely information as the Committee reasonably may require to establish that the absence is for a reason described in this Section 1.26.5 and the number of days for which there was such an absence.

                  1.26.6 Solely for the purpose of determining whether an employee has incurred a break in service, an employee who is absent from work due to a leave of absence approved by the Participating Employer for which he is not paid (other than a leave of absence for maternity or paternity reasons) shall be credited with each hour of service such employee would otherwise be credited with but for such leave of absence. The hours of service credited pursuant to this
         Section 1.26.6 shall be credited with respect to the computation period in which the absence begins, if necessary to prevent a break in service in such computation period. In all other cases, such hours of service shall be credited to the subsequent computation period. No more than 501 hours of service shall be required to be credited due to such leave of absence. The hours of service granted pursuant to the provisions of this Section 1.26.6 shall be disregarded if the participant does not return to service upon the expiration of such leave of absence;
         provided that this sentence shall not apply if the employee dies or becomes disabled during such leave of absence.

An employee for whom the Company or an affiliated employer maintains records of hours for which payment for the performance of duties is made shall be credited with hours of service on the basis of such records. Any other employee shall be credited with 45 hours of service for each week if under this Section 1.26 he would be credited with at least one hour of service for such week. The provisions of this Section 1.26 shall be applied in accordance with the provisions of Department of Labor Regulations Sections 2530.200b-2(b) and (c), which are incorporated herein by reference.

                  1.27 "Leased employee" means any individual, other than an employee of the Company or an affiliated employer (the "recipient employer"), who, pursuant to an agreement between the recipient employer and any other person (the "leasing organization") has performed services for the recipient employer, or the recipient employer and related persons determined in accordance with Section 414(n) of the Code, on a substantially full-time basis for a period of at least one year, and such services are performed under the primary direction or control of the recipient employer. Contributions or benefits provided a leased employee by the leasing organization that are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer. A leased employee shall not be considered an employee of the recipient employer if: (a) such individual is covered by a money purchase pension plan providing (i) a nonintegrated employer contribution rate of at least 10 percent of statutory compensation, (ii) immediate participation, and
(iii) full and immediate vesting; and (b) leased employees do not constitute more than 20 percent of the recipient employer's nonhighly compensated work force as defined in Section 414(n)(5)(C)(ii) of the Code.

                  1.28 "Matching contributions" means the amounts contributed to the plan by a Participating Employer pursuant to the provisions of Section
2.2. The amounts contributed to the plan by a  Participating  Employer  pursuant to Section 2.2.1(i) are sometimes referred to herein as "basic matching contributions." The amounts contributed to the plan by a Participating Employer pursuant to Section 2.2.1(ii) are sometimes referred to herein as "supplemental matching contributions."

                  1.29 "Nonhighly compensated participant" means a participant who is not a highly compensated participant.

                  1.30 "Normal retirement age" of a participant means age 65. The "normal retirement date" of a participant means the date the participant attains his normal retirement age.

                  1.31 "Participant" means with respect to any plan year an eligible employee who has entered the plan and any former employee who has an accrued benefit under the plan. An eligible employee or former employee on the effective date who was a participant in the predecessor plan immediately preceding the effective date, or who was eligible to enter the predecessor plan as a participant on the effective date, shall be a participant in this plan as of the effective date. For purposes of Section 2.1.1 (making salary reduction contributions), an eligible employee who has not otherwise entered the plan shall become a participant as of the entry date next following the completion of 90 days of service. For purposes of Section 2.2.1 (receiving matching contributions), an eligible employee shall become a participant as of the entry date next following the later of (i) the close of the first computation period in which he completes 1,000 or more hours of service; or (ii) attainment of age
21. For the purpose of applying the foregoing provisions of this Section 1.31, the following provisions shall apply: (i) an eligible employee who is not in service on the date he is eligible to enter the plan shall not enter the plan until he reenters service as an eligible employee, whereupon he immediately shall enter the plan; and (ii) a participant who terminates service and later reenters service shall reenter the plan as of the date he reenters service as an eligible employee.

                  1.32 "Participating Employer" means the Company and each employer that has adopted the plan and is listed on Exhibit B attached hereto. See Section 20 for special provisions concerning Participating Employers.

                  1.33 "Plan" means the BB&T Corporation 401(k) Savings Plan as herein set out or as duly amended. That portion of the plan consisting of the ESOP accounts shall constitute a stock bonus plan and an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code (the "ESOP"). See Section 22 for special rules that apply to the ESOP. The remainder of the plan shall constitute a profit sharing plan.

                  1.34   "Plan  year"  means   the  12-month  period  ending  on
December 31 of each year.

                  1.35 "Predecessor plan" means the BB&T Corporation 401(k) Savings Plan in effect prior to January 1, 2000, and any other plan which was merged into such plan or whose assets and liabilities were transferred to such plan prior to such date. The term "predecessor plan" shall also include any plan which is merged into this plan or whose assets and liabilities are transferred to this plan after the effective date.

                  1.36   "Qualified    nonelective    contributions"   means   a
contribution made by the Company pursuant to Section 2.1.4(iv) of the plan.

                  1.37   "Retire  or   retirement"   means   the   participant's
termination of service on or after his normal retirement date.

                  1.38 "Salary reduction contributions" means the contributions described in Section 2.1 which are made to the plan by a Participating Employer on behalf of a participant who has elected to defer a specified percentage of his compensation.

                  1.39 "Service" means employment by a Participating Employer or an affiliated employer as an employee. An employee's service shall also include his service with an employer that is acquired by a Participating Employer or one of its affiliated employers, whether by merger, acquisition of assets or stock, or otherwise; provided that, the employee becomes an employee of a Participating Employer or one of its affiliated employers as a result of such acquisition.

                  1.40 "Spouse" or "surviving spouse" means the legally married spouse or surviving spouse of a participant; provided, that a former spouse shall be treated as the spouse or surviving spouse to the extent provided under a qualified domestic relations order described in Section 414(p) of the Code.

                  1.41 "Statutory compensation" means wages within the meaning of Section 3401(a) of the Code and all other payments of compensation to an employee by a Participating Employer (in the course of the Participating Employer's trade or business) for which the Participating Employer is required to furnish the employee a written statement under Sections 6041(d), 6051(a)(3) and 6052 of the Code, other than amounts paid or reimbursed by the Company for moving expenses incurred by the employee to the extent that at the time of the payment it is reasonable to believe that these amounts are deductible by the employee under Section 217 of the Code. Compensation must be determined for this purpose without regard to any rules under Section 3401(a) of the Code that limit the remuneration included in wages based on the nature or location of the employment or the services performed. The statutory compensation of an employee shall include any elective deferral (as defined in Section 402(g)(3) of the Code) and any other amount which is contributed or deferred by the Participating Employer at the election of the employee and which is not includible in the gross income of the employee by reason of Sections 125 or 457 of the Code. For purposes of Section 18, the statutory compensation of a participant shall be limited to the annual compensation limitation set forth in Section 1.12.

                  1.42   "Testing compensation" means any of the definitions  of
compensation which are set forth on Exhibit A attached hereto, as designated by the Committee. Notwithstanding the foregoing, a participant's testing compensation shall be subject to the annual compensation limitation set forth in
Section 1.12. The definition of compensation designated by the Committee for a particular plan year shall be used for purposes of determining the testing compensation of all participants for such year.

                  1.43 "Trust" or "trust fund" means the trust fund held by the Trustee under the plan.

                  1.44 "Trustee" means the entity appointed by the Company to administer the trust.

                  1.45 "Trust agreement" means the trust agreement between the Company and the Trustee which shall be a part of the plan.

                  1.46   "Year of service" means the following:

                  1.46.1 With respect to service prior to the effective date, years of continuous service as determined pursuant to the terms of the predecessor plan.

                  1.46.2 With respect to service on or after the effective date, 1,000 or more hours of service during a computation period; provided, that no year of service following 5 consecutive breaks in service shall be taken into account in determining the vested percentage of an employee's accrued benefit that accrued before such breaks in service.

                  1.46.3 Years of service shall include any period during which an employee would have been a leased employee but for the requirement that a leased employee perform service for the Company, or the Company and related persons determined in accordance with Section 414(n)(6) of the Code, on a substantially full-time basis for a period of at least one year.

                  Section 2.  Contributions to the Trust and Allocation Thereof:
                  ---------   -------------------------------------------------

                  2.1    Salary Reduction Contributions:

                  2.1.1 Amount of salary reduction contributions; Excess elective deferrals: Each eligible employee who becomes a participant and is in service may elect in the manner provided by the Committee to reduce his compensation by a whole number percentage not less than 1 percent and not more than 16 percent. The amount of the participant's salary reduction shall be contributed by the Participating Employer to the trust for each plan year as a salary reduction contribution in accordance with the provisions of Section 2.1.2. In no event shall the salary reduction contribution made to this plan with respect to a participant for any taxable year of the participant exceed $10,500 (or such greater amount as may be permitted pursuant to the provisions of Sections 402(g)(4), (5) and (8) of the Code) (the "maximum dollar limit"). In the event of an excess elective deferral (determined by taking into account only the plan and any other plans maintained by an affiliated employer), the Participating Employer shall notify the Committee in writing on behalf of the participant of such excess elective deferral and the amount thereof shall be adjusted for income and losses allocable thereto and distributed to the participant (a "corrective distribution") no later than the April 15 following the end of the taxable year during which such excess elective deferral was made. The income or loss allocable to an excess elective deferral under the plan for the participant's taxable year of the excess elective deferral shall be determined by multiplying the income or loss allocable to the participant's salary reduction contribution (before-tax) account for such taxable year by a fraction the numerator of which is the excess elective deferral made to the plan for such taxable year and the denominator of which is equal to the sum of: (i) the balance in the participant's salary reduction contribution (before-tax) account as of the beginning of such taxable year; and (ii) the participant's salary reduction contributions for such taxable year. Income or loss allocable to an excess elective deferral for the taxable year shall not include income or loss for the period between the end of the taxable year and the date of the corrective distribution. The excess elective deferral which otherwise would be distributed to the participant shall be reduced in accordance with Treasury regulations by the amount of any excess contributions distributed previously to the participant. If the participant is also a participant in another plan or arrangement under which elective deferrals were made and the elective deferrals made under such other plan or arrangement and this plan in the aggregate exceed the maximum dollar limit for such participant's taxable year, then not later than March 1 following the close of the taxable year during which the excess elective deferral was made, the participant may notify the Committee in writing that all or part of the salary reduction contribution made on his behalf under the plan represents an excess elective deferral for his preceding taxable year and request that his salary reduction contribution under the plan be reduced by a specified amount. The specified amount shall be adjusted for income and loss allocable thereto in the same manner as heretofore provided in this Section 2.1.1. In no event may the participant receive from the plan as a corrective distribution with respect to a plan year an amount in excess of such participant's salary reduction contributions under the plan for the plan year, as adjusted for income and losses allocable thereto. Distributions of excess elective deferrals to participants may be made notwithstanding any other provision of the plan or Code. The amount of any excess elective deferral distributed to the participant pursuant to this Section 2.1.1 shall not be treated as an annual addition for purposes of Section 19.

                  2.1.2 Time for making salary reduction contributions: A participant's salary reduction contributions shall be accumulated through payroll deductions and paid by the Participating Employer to the Trustee as of the earliest date on which such contributions can reasonably be segregated from the general assets of the Participating Employer, but in no event later than the 15th business day of the month following the month in which such amounts would otherwise have been payable to the participant in cash.

                  2.1.3  Administrative   rules   governing   salary   reduction
         contributions:

                  (i) An election pursuant to Section 2.1.1 (a "deferral election") shall be made by the participant in accordance with such rules and procedures as are adopted by the Committee from time to time. The participant's deferral election shall become effective as of the beginning of the first full payroll period commencing on or after the date of receipt by the Committee of such deferral election, unless otherwise provided by the Committee. Unless modified or revoked by the participant, the deferral election shall continue in effect until such time as he terminates service. A new deferral election with respect to a participant who terminates service and later reenters service and becomes a participant shall become effective at the beginning of the first full payroll period commencing on or after the date such participant reenters the plan.

                  (ii) Subject to the provisions of Section 2.1.3(v), a participant unilaterally may modify his deferral election as of any date to increase or decrease the portion of his compensation subject to salary reduction within the percentage limits set forth in Section
         2.1.1. Any such modification shall be made in the manner provided by the Committee and shall become effective at the beginning of the first full payroll period commencing on or after the date of receipt of the modified election by the Committee unless otherwise provided by the Committee.

                  (iii) Subject to the provisions of Section 2.1.3(v), a participant unilaterally may revoke his deferral election at any time by providing notice to the Committee in the manner provided by the Committee. The revocation shall become effective at the beginning of the first full payroll period commencing on or after the date such notification is received by the Committee. A participant may resume salary reduction contributions at any time by making a new deferral election in accordance with the provisions of Section 2.1.3(i).

                  (iv) The Committee may amend or revoke a deferral election with a participant at any time if the Committee determines that such amendment or revocation is necessary to ensure that the annual additions (as defined in Section 19) to the accounts of a participant do not exceed the annual addition limitations (described in Section 19) for such participant or that the requirements of Section 2.1.4 are met for such plan year.

                  (v) Notwithstanding the provisions of this Section 2.1.3 to the contrary, a participant who is also a participant in the BB&T Corporation Non-Qualified Defined Contribution Plan or the BB&T
         Corporation Supplemental Defined Contribution Plan for Highly Compensated Employees may only amend or revoke a deferral election effective as of the first day of each plan year.

                  (vi) The Company shall establish a payroll deduction system to assist it in making salary reduction contributions. The Committee from time to time may adopt policies or rules governing the manner in which such contributions may be made so that the plan may be administered conveniently.

                  2.1.4    Limitations on salary reduction contributions:

                  (i) Subject to the provisions of Section 2.1.4(vi), all deferral elections made by highly compensated participants with respect to any plan year shall be valid only if one of the tests set forth in
         Section 2.1.4(ii) is satisfied for such plan year.

                  (ii) For each plan year, the ADP for the group of highly compensated participants for such plan year shall bear to the ADP for the group of nonhighly compensated participants for such plan year a relationship that satisfies either of the following tests:

                           (a) The ADP for the group of highly compensated participants is not more than the ADP for the group of nonhighly compensated participants multiplied by 1.25; or

                           (b)  The  ADP for the  group  of  highly  compensated
                  participants is not more than the ADP for the group of nonhighly compensated participants multiplied by 2, and the excess of the ADP for the group of highly compensated participants over the ADP for the group of nonhighly compensated participants is not more than 2 percentage points (or such lesser amount as the Secretary of the Treasury shall prescribe by regulation to prevent the multiple use of this alternative limitation with respect to any highly compensated participant).

         For purposes of applying the provisions of this paragraph (ii), the following provisions shall apply:

                           (1) A participant is a highly compensated participant
                  for a particular plan year if he meets the definition of a highly compensated participant in effect for that plan year. A participant is a nonhighly compensated participant for a particular plan year if he does not meet the definition of a highly compensated participant in effect for that plan year.

                           (2) Pursuant to  regulations  issued by the Secretary
                  of the Treasury, the Committee may elect to include all or part of the matching contributions under the plan or any other qualified plan that it sponsors for purposes of calculating the ADP with respect to each participant. Notwithstanding the foregoing, matching contributions shall be treated as salary reduction contributions for purposes of calculating the ADP of each participant only if the conditions described in Section 1.401(k)-1(b)(5) of the Treasury Regulations are satisfied. Matching contributions which are treated as salary reduction contributions pursuant to the provisions of this subparagraph
                  (1) shall not be distributable other than upon one of the events described in Section 5.8(a) through (f).

                           (3) If 2 or more plans of the Participating  Employer
                  or an affiliated employer that include cash or deferred arrangements described in Section 401(k) of the Code are aggregated for purposes of Section 410(b) of the Code (other than for purposes of the average benefit percentage test), the cash or deferred arrangements included in such plans shall be treated as one arrangement. Notwithstanding the foregoing, plans may be aggregated in order to satisfy the tests set forth in Section 2.1.4(ii) only if they have the same plan year and use the same ADP testing method.

                           (4) If a highly compensated participant is a participant under 2 or more cash or deferred arrangements (described in Section 401(k) of the Code) of the Participating Employer or an affiliated employer, all such cash or deferred arrangements shall be treated as one cash or deferred arrangement for the purpose of determining the ADP with respect to such highly compensated participant. Notwithstanding the foregoing, the provisions of this subparagraph (4) shall not apply if the plans of which such cash or deferred arrangements are a part may not be aggregated for purposes of Section 410(b) of the Code (other than the average benefit percentage test).

                           (5) The group of highly compensated  participants and
                  the group of nonhighly compensated participants shall include any participant defined as such, regardless of whether he elects to make a salary reduction contribution under the plan.

                           (6) The Company shall maintain records sufficient to demonstrate satisfaction of the ADP test.

                           (7) Notwithstanding anything to the contrary in the plan, the determination and treatment of salary reduction contributions and the ADP of any participant shall satisfy
                  Section 1.401(k)-1(b) of the Treasury Regulations and such other requirements as may be prescribed by the Secretary of the Treasury.

                  (iii) If at the end of any plan year neither of the tests set forth in Section 2.1.4(ii) is satisfied, then within 2 1/2 calendar months following the end of each plan year, but in no event later than the year-end adjustment date following the close of such 2 1/2 month period (the "distribution date"), the salary reduction contribution for such plan year of each highly compensated participant shall be reduced by his share of the excess contribution for such plan year. Reductions shall be made pursuant to the steps in the following order:

                           (1) Step one: The actual  deferral  percentage of the
                  highly compensated participant with the highest actual deferral percentage shall be reduced by the amount required to cause the highly compensated participant's actual deferral percentage to equal the actual deferral percentage of the highly compensated participant with the next highest actual deferral percentage. This process shall be repeated until the plan satisfies one of the tests set forth in Section 2.1.4(ii). The dollar amount of each reduction made pursuant to this step one shall be determined for each highly compensated participant. Such amount shall not be distributed to the affected highly compensated participant, but instead shall be used in steps two and three below.

                           (2) Step two:  The  dollar  amount  of the  reduction
                  determined for each highly compensated participant in accordance with step one above shall be aggregated. Such amount shall be allocated in accordance with step three below.

                           (3) Step three: The salary reduction contributions of
                  the highly compensated participant with the highest dollar amount of salary reduction contributions shall be reduced by the amount required to cause that highly compensated participant's salary reduction contributions to equal the dollar amount of the salary reduction contributions of the highly compensated participant with the next highest dollar amount of salary reduction contributions. This process shall be repeated until the total amount of salary reduction contributions so reduced equals the aggregate dollar amount determined in step two above.

         All salary reduction contributions so reduced, adjusted for income and losses allocable thereto, shall be designated by the Company as excess contributions and distributed to the participant no later than the distribution date. The income or loss allocable to the participant's share of the excess contribution for the plan year of such excess contribution shall be determined by multiplying the amount of the income or loss allocable to the participant's salary reduction contributions (and any matching contributions treated as salary reduction contributions) for such plan year by a fraction the numerator of which is the excess contribution on behalf of the participant for such plan year, and the denominator of which is equal to the sum of:
         (i) the balance in his account attributable to salary reduction contributions (and any matching contributions treated as salary reduction contributions) as of the beginning of such plan year; and
         (ii) the participant's salary reduction contributions for such plan year (and any matching contributions treated as salary reduction contributions). Income or loss allocable to the participant's share of the excess contribution shall not include income or loss for the period between the end of the plan year and the date of distribution. The excess contribution that otherwise would be distributed to the participant shall be reduced in accordance with Treasury Regulations by the amount of any excess elective deferrals previously distributed to the participant. The amount of any excess contribution shall be treated as an annual addition for purposes of Section 19 for the plan year in which such excess contribution was made. Distributions of excess contributions to participants may be made notwithstanding any other provision of the plan or Code. In no event may the amount of the excess contributions distributed for a plan year with respect to any highly compensated participant exceed the amount of salary reduction contributions made in behalf of the highly compensated participant for such plan year, as adjusted for income and losses allocable thereto.

                  (iv) In lieu of applying the three-step  process  described in
         Section 2.1.4(iii), the Company may, within 30 days after the end of the plan year, make a qualified nonelective contribution with respect to such plan year on behalf of nonhighly compensated participants in an amount determined by the Company to be sufficient to satisfy one of the tests set forth in Section 2.1.4(ii). Such qualified nonelective contribution shall be allocated to the QNEC accounts of those participants entitled to share in such contribution pursuant to the provisions of Section 2.1.5(ii). On such allocation, the qualified nonelective contribution shall be considered a salary reduction contribution subject to all provisions of the plan regarding salary reduction contributions other than Section 4.1. The Company shall pay such qualified nonelective contribution with respect to a plan year to the Trustee within 30 days after the end of such plan year. Notwithstanding anything contrary contained in the plan, qualified nonelective contributions shall be treated as salary reduction contributions for purposes of the tests set forth in Section 2.1.4(ii) only if the conditions described in Section 1.401(k)-1(b)(5) of the Treasury Regulations are satisfied.

                  (v) If at any time during a plan year the Company in its discretion determines that neither of the tests set forth in Section 2.1.4(ii) will be met for such plan year, then the Company in its discretion shall have the unilateral right during the plan year to require prospective reduction of the percentage of the compensation of highly compensated participants that may be subject to deferral elections for part or all of the balance of such year.

                  (vi) Notwithstanding anything to the contrary in the plan, for purposes of applying the tests set forth in Section 2.1.4, the plan shall be treated as comprising two plans, one which benefits the eligible employees who have not yet attained age 21 and completed a year of service ("testing plan A") and one which benefits all other eligible employees in accordance with Section 1.410(b)-6 (b)(3)
         ("testing plan B"). Testing plan B is intended to satisfy the nondiscrimination requirements set forth in Section 2.1.4 by compliance with the safe harbor methods described in Section 401(k)(12) of the Code (the "401(k) safe harbor"). Notwithstanding the foregoing, if for any plan year testing plan B does not comply with the 401(k) safe harbor, the salary reduction contributions made on behalf of the participants in testing plan B shall satisfy the requirements of
         Section 2.1.4. Testing plan A is not intended to satisfy the 401(k) safe harbor. Consequently, with respect to each plan year, the salary reduction contributions made on behalf of the participants in testing plan A shall satisfy the requirements of Section 2.1.4.

                  2.1.5 Allocation to salary reduction contribution (before-tax) accounts:

                  (i) Salary reduction contributions made by the Participating Employer shall be allocated to the salary reduction contribution (before-tax) account of a participant as of the last day of the payroll period for which such contribution is made. The salary reduction contribution (before-tax) account of each participant shall be accounted for separately from the participant's other accounts under the plan.

                  (ii) If the Company elects to make a qualified nonelective contribution with respect to any plan year, such contribution shall be allocated to the QNEC account of each nonhighly compensated participant with respect to whom a salary reduction contribution was made to the trust for such plan year. Such allocation shall be in the proportion that each such participant's compensation bears to the total compensation of all such participants. Qualified nonelective contributions made for a plan year shall be allocated to a participant's QNEC account as of the adjustment date the contribution is received in the trust by the Trustee.

                  2.2    Matching Contributions:

                  2.2.1 Amount and allocation of matching contributions: For each payroll period during a plan year, the Participating Employer shall make a contribution to the plan on behalf of each participant.
         The matching contribution for each payroll period shall equal the sum of:

                           (i) 100 percent of the amount of the salary reduction
                  contribution made on behalf of such participant during such payroll period up to 4 percent of his compensation with respect to such payroll period (the "basic matching contribution"). The amount of the salary reduction contribution made on behalf of the participant during such payroll period in excess of 4 percent shall be disregarded in determining the amount of the participant's basic matching contribution.

                           (ii)  100   percent  of  the  amount  of  the  salary
                  reduction contribution made on behalf of such participant during such payroll period in excess of 4 percent but not in excess of 6 percent of his compensation with respect to such payroll period (the "supplemental matching contribution"). The amount of the salary reduction contribution made on behalf of the participant during such payroll period in excess of 6 percent shall be disregarded in determining the amount of the participant's supplemental matching contribution.

         The basic matching contribution made with respect to each participant shall be allocated to his Employer basic matching contribution account. The supplemental matching contribution made with respect to each participant shall be allocated to his Employer supplemental matching contribution account. Matching contributions shall be paid by the Participating Employer to the Trustee as soon as administratively feasible following the end of the payroll period for which such contributions are being made, but in no event later than the last day of the next following calendar quarter.

                  2.2.2 Limitations on matching contributions: Subject to the provisions of Section 2.2.6, the following provisions shall apply with respect to matching contributions under the plan:

                           (A) Contribution percentage limitation: For each plan
                  year the contribution percentage for the group of highly compensated participants for such plan year shall bear to the contribution percentage for the group of nonhighly compensated participants for such plan year a relationship that satisfies either of the following tests:

                                    (i)  The  contribution  percentage  for  the
                           group of highly compensated participants is not more than the contribution percentage for the group of nonhighly compensated participants multiplied by 1.25; or

                                    (ii)  The  contribution  percentage  for the
                           group of highly compensated participants is not more than the contribution percentage for the group of nonhighly compensated participants multiplied by 2, and the excess of the contribution percentage for the group of highly compensated participants over the contribution percentage for the group of nonhighly compensated participants is not more than 2 percentage points (or such lesser amount as the Secretary of the Treasury shall prescribe by regulations to prevent the multiple use of this alternative limitation with respect to any highly compensated participant).

                           (B) For purposes of applying the  provisions  of this
                  Section 2.2.2, the following provisions shall apply:

                                    (i) A  participant  is a highly  compensated
                           participant for a particular plan year if he meets the definition of a highly compensated participant in effect for that plan year. A participant is a nonhighly compensated participant for a particular plan year if he does not meet the definition of a highly compensated participant in effect for that plan year.

                                    (ii) Pursuant to  regulations  issued by the
                           Secretary of the Treasury, the Committee may elect to take into account elective deferrals under the plan or any other qualified plan of the Participating Employer for purposes of computing the contribution percentages.

                                    (iii)   If   2  or   more   plans   of   the
                           Participating Employer or an affiliated employer are aggregated for purposes of Sections 401(a)(4) or 410(b) of the Code (other than for purposes of the average benefit percentage test), the contribution percentage of each participant under the plan shall be determined as if all such plans were a single plan. Notwithstanding the foregoing, plans may be aggregated in order to satisfy the tests set forth in
                           Section 2.2.2(A) only if they have the same plan year and use the same contribution percentage testing method.

                                    (iv) If a highly compensated  participant is
                           a participant in 2 or more plans described in Section 401(a) of the Code or cash or deferred arrangements described in Section 401(k) of the Code maintained by the Participating Employer or an affiliated employer to which matching contributions, nondeductible voluntary contributions or elective deferrals are made on behalf of such highly compensated participant, all such plans and arrangements shall be treated as a single plan for the purpose of determining the contribution percentage of such highly compensated participant. Notwithstanding the foregoing, the provisions of this subparagraph (iv) shall not apply if the plans may not be aggregated for purposes of Section 410(b) of the Code.

                                    (v)  The  determination  of who is a  highly
                           compensated participant or a nonhighly compensated participant shall include any employee who is eligible to receive matching contributions or, if the Committee takes elective deferrals into account, make elective deferrals.

                                    (vi)  The  Company  shall  maintain  records
                           sufficient to demonstrate satisfaction of the tests set forth in Section 2.2.2(A) and the amount of elective deferrals, if any, used in such tests.

                                    (vii)   Notwithstanding   anything   to  the
                           contrary in the plan, the determination and treatment of matching contributions and the contribution percentage of any participant shall satisfy Section 1.401(m)-1(b) of the Treasury Regulations and such other requirements as may be prescribed by the Secretary of the Treasury.

                  2.2.3 Correction of excess matching contributions: If at the end of any plan year, neither of the tests set forth in Section 2.2.2(A) is satisfied, the Committee shall adjust the matching contributions of the highly compensated participants within 2 1/2 calendar months following the end of each plan year, but in no event later than the year-end adjustment date following the close of such 2 1/2 month period (the "distribution date"). The matching contribution of each highly compensated participant shall be reduced by his share of the excess aggregate contributions for such plan year. Reductions shall be made pursuant to the following procedure:

                           (1) Step  one:  The  contribution  percentage  of the
                  highly compensated participant with the highest contribution percentage shall be reduced by the amount required to cause the highly compensated participant's contribution percentage to equal the contribution percentage of the highly compensated participant with the next highest contribution percentage. This process shall be repeated until the plan satisfies one of the tests set forth in Section 2.2.2(A). The dollar amount of each reduction made pursuant to this step one shall be determined for each highly compensated participant. Such amount shall not be distributed to the affected highly compensated participant, but instead shall be used in steps two and three below.

                           (2) Step two:  The  dollar  amount  of the  reduction
                  determined for each highly compensated participant in accordance with step one above shall be aggregated. Such amount shall be allocated in accordance with step three below.

                           (3) Step three:  The  matching  contributions  of the
                  highly compensated participant with the highest dollar amount of matching contributions shall be reduced by the amount required to cause that highly compensated participant's matching contributions to equal the dollar amount of the matching contributions of the highly compensated participant with the next highest dollar amount of matching contributions. This process shall be repeated until the total amount of matching contributions so reduced equals the aggregate dollar amount determined in step two above.

         All matching contributions so reduced, adjusted for income and losses allocable thereto, shall be designated by the Participating Employer as excess aggregate contributions and distributed to the participant no later than the distribution date. The income or loss allocable to the participant's share of the excess aggregate contributions for the plan year of such excess aggregate contributions shall be determined by multiplying the amount of the income or loss allocable to the participant's matching contributions and any elective deferrals treated as matching contributions for such plan year by a fraction the numerator of which is the excess aggregate contributions of the participant for such plan year, and the denominator of which is equal to the sum of: (i) the balance in the participant's account attributable to matching contributions and any elective deferrals treated as matching contributions as of the beginning of such plan year; and (ii) the matching contributions and any elective deferrals treated as matching contributions which were made on behalf of the participant for such plan year. The income or loss allocable to the participant's share of the excess aggregate contributions for the plan year shall not include income or loss for the period between the end of the plan year and the date of distribution. Distributions to participants of excess aggregate contributions may be made notwithstanding any other provision of the plan or Code. The amount of any excess aggregate contribution shall be treated as an annual addition for purposes of Section 19 for the plan year in which such excess aggregate contribution was made.

                  2.2.4 Forfeiture of matching contributions: Notwithstanding anything to the contrary in the plan, if all or part of a participant's salary reduction contribution is treated as an excess contribution, an excess elective deferral or an excess aggregate contribution, the matching contribution made with respect to such salary reduction contribution, adjusted for income and losses allocable thereto, and which is not distributed in order to enable the plan to comply with one of the tests set forth in Section 2.2.2(A) shall be forfeited by the participant within 2 1/2 calendar months following the end of the plan year for which the matching contribution was made (the "forfeiture date"). The income or loss allocable to the forfeited matching contribution for the plan year of such matching contribution shall be determined by multiplying the amount of the income or loss allocable to the participant's matching contributions for such plan year by a fraction, the numerator of which is the forfeited matching contribution for such plan year, and the denominator of which is equal to the sum of: (i) the balance in the participant's account attributable to matching contributions as of the beginning of such plan year; and (ii) the matching contributions made on behalf of the participant for such plan year. Income or loss allocable to the forfeited matching contribution shall not include income or loss for the period between the end of the plan year and the forfeiture date. Forfeitures of matching contributions (including income or losses allocable thereto) shall reduce the amount of matching contributions which the Participating Employer otherwise is obligated to make pursuant to
         Section 2.2, if any.

                  2.2.5 Multiple use: If multiple use of the alternative limitation (as defined in Treasury Regulation Section 1.401(m)-2) exists with respect to any plan year, the Committee shall reduce the contribution percentage of each highly compensated participant by applying the three-step process described in Section 2.2.3 of the plan.

                  2.2.6 Nondiscrimination testing: Notwithstanding anything to the contrary in the plan, for purposes of applying the tests set forth in Section 2.2.2, the plan shall be comprised of testing plan A (as defined in Section 2.1.4(vi)) and testing plan B (as defined in Section 2.1.4(vi)). Testing plan B is intended to satisfy the nondiscrimination requirements set forth in Section 2.2.2 by compliance with the safe harbor methods described in Section 401(m)(11) of the Code (the "401(m) safe harbor"). Notwithstanding the foregoing, if for any plan year the plan does not comply with the 401(m) safe harbor, the matching contributions made on behalf of the participants in testing plan B shall satisfy the requirements of Section 2.2.2. Testing plan A is deemed to satisfy the requirements of Section 2.2.2 since participants in testing plan A are not eligible to receive matching contributions.

                  2.3 Discretionary Supplemental Employer Contributions: In addition to the contributions provided for in Section 2.1 and 2.2, the Participating Employer may from time to time make a supplemental contribution (the "supplemental employer contribution") on behalf of each participant who becomes an eligible employee as a result of a corporate transaction (as defined in this Section 2.3) involving the Participating Employer and is designated by the Committee to receive a supplemental employer contribution. The purpose of the supplemental employer contribution is to make up for all or any portion of the contribution the participant would have received under his former employer's tax-qualified defined contribution plan had the corporate transaction not occurred during the applicable plan year. The Committee shall determine whether a supplemental employer contribution shall be made by the Participating Employer pursuant to the provisions of this Section 2.3 and the amount thereof, and shall designate the participants eligible to receive such contribution. The supplemental employer contribution for a plan year, if any, shall be allocated among the eligible participants in the same proportion that the compensation of each such participant bears to the compensation of all eligible participants for such plan year. For purposes of this Section 2.3, a corporate transaction means any corporate transaction resulting in an individual's transfer of employment from an unrelated entity to the Participating Employer, including without limitation, a corporate merger or consolidation and a sale of the assets of a trade or business. Supplemental employer contributions shall be credited to the eligible participants' Employer profit sharing contribution accounts.

                  2.4 General Limitations: In no event shall a Participating Employer contribute an amount (including salary reduction contributions, matching contributions, supplemental employer contributions and qualified nonelective contributions) for any limitation year (as defined in Section 19.4) which would cause the annual addition limitations in Section 19 to be exceeded. Each contribution to the plan by a Participating Employer shall be conditioned on being deductible under Section 404 of the Code for the plan year for which such contribution is made. The initial contribution to the plan shall be conditioned on the plan being qualified under Section 401(a) of the Code.

                  Section 3.     Vesting:
                  ---------      -------

                  3.1 General: Except as otherwise provided in this Section 3.1, the interest of a participant in his account shall be fully vested at all times. Notwithstanding the foregoing, a participant who engages in misconduct including, but not limited to, embezzlement, larceny, theft, and other dishonest acts, or who engages in direct competition with a Participating Employer or any other affiliated employer while a participant shall forfeit his interest in his Employer supplemental matching contribution account and his ESOP account, if any, if he terminates service prior to the earlier of attainment of his normal retirement age or completion of 5 or more years of service. For purposes of this
Section 3.1, all years of service of an employee shall be taken into account.

                  3.2    Forfeitures: The amounts  forfeited pursuant to Section
3.1 shall be combined with the amounts forfeited by all other participants during such plan year. The aggregate of such forfeitures shall be applied as follows:
                  (i) First, to restore amounts previously forfeited from accounts in accordance with Section 5.4.1; and

                  (ii) Second, to reduce the amount of matching contributions which the Participating Employer is otherwise obligated to make pursuant to Section 2.2.

                  3.3 Change in Vesting Schedule: If an amendment to the plan directly or indirectly affects the determination of a participant's vested percentage, or the plan is deemed amended by an automatic change to or from the top-heavy vesting schedule in Section 18.2.2, each participant in service with at least 3 years of service may irrevocably elect to have his vested percentage determined without regard to such amendment. The participant may make such election during the period beginning on the date such amendment is adopted and ending on the date that is 60 days after the latest of the date (a) such amendment is adopted; (b) such amendment is effective; or (c) the Committee advises the participant in writing of such amendment.

                  3.4 Predecessor Plan: In no event shall the vested percentage of the accrued benefit of a participant on the effective date who was a participant in the predecessor plan immediately preceding such effective date be less than the vested percentage of his accrued benefit under the predecessor plan had such plan continued in effect through the date such vested percentage is determined.

                  Section 4.  Pretermination Distributions; Loans:
                  ---------   -----------------------------------

                  4.1 Hardship Distributions: A participant in service may file a written request with the Committee for a distribution from his salary reduction contribution (before-tax) account and his Employer basic matching contribution account due to hardship. A distribution will be on account of hardship only if the distribution is on account of an immediate and heavy financial need of the participant and is necessary to satisfy such financial need. The request must specify the nature of the hardship, the total amount requested, and the total amount of the actual expense incurred or to be incurred on account of the hardship. The Committee, in its discretion, shall determine whether a hardship constitutes an immediate and heavy financial need, and the decision of the Committee to grant or deny a hardship distribution shall be final; provided, that all participants who request such distributions and are similarly situated shall be treated alike and in a nondiscriminatory manner. If the Committee determines that a hardship exists, the Committee shall direct the Trustee to make a distribution to the participant of the amount approved by the Committee. The distribution shall be made in cash from the participant's separate accounts which are available for a hardship distribution as provided in this Section 4.1. The amount available for such distribution shall be determined as of the adjustment date the hardship distribution request is actually processed by the Trustee. In no event shall the amount available for a hardship distribution exceed the amount in the participant's separate accounts available for a hardship distribution as of such adjustment date (reduced by any previous hardship distribution not reflected as of such adjustment date), excluding income credited to such accounts after December 31, 1988. Notwithstanding the foregoing, with respect to a participant who was a participant in the United Carolina Bancshares Corporation Dollar Plus Savings Plan on June 30, 1997, in no event shall the amount available for a hardship distribution exceed the amount in such participant's separate accounts available for a hardship distribution as of such adjustment date (reduced by any previous hardship distribution not reflected as of such adjustment date), excluding all income credited to such accounts. The circumstances giving rise to hardship shall be limited to:

                  (i) Expenses for medical care described in Section 213(d) of the Code previously incurred by the participant, the participant's spouse, or any dependent of the participant (as defined in Section 152 of the Code), or expenses necessary for such persons to obtain such medical care;

                  (ii)  Costs  directly   related  to  the  purchase  (excluding
         mortgage  payments) of a principal residence of the participant;

                  (iii) Payment of tuition, related educational fees and room and board expenses, for the next 12 months of post-secondary education for the participant, the participant's spouse or any dependent of the participant; or

                  (iv)   The need to  prevent  eviction  of the participant from
         his principal residence, or   foreclosure   on  the   mortgage  of  the
         participant's principal residence.

A hardship distribution shall not be made in excess of the amount of the immediate and heavy financial need of the participant. The amount of the immediate and heavy financial need of the participant may include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the receipt of the hardship distribution. The following special provisions shall apply to all hardship distributions:

                  (a) No hardship distribution shall be made until the participant has obtained all distributions and all nontaxable loans currently available under all tax-qualified retirement plans of the Participating Employer and its affiliated employers, including, without limitation, distributions pursuant to Sections 4.2 and 4.3 and loans pursuant to Section 4.4;

                  (b) Except as otherwise provided in Regulation Section 1.401(k)-1(d)(2)(iv)(B)(4), the participant's elective deferrals under all of the qualified and nonqualified plans of deferred compensation maintained by the Participating Employer and its affiliated employers, shall be suspended for a period of 12 months following receipt of the hardship distribution; and

                  (c) The participant may not make elective deferrals to any tax-qualified plans of deferred compensation maintained by the Participating Employer and its affiliated employers for his taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Section 402(g) of the Code for such next taxable year, reduced by the amount of his elective deferrals for the taxable year of the hardship distribution.

Any distribution made pursuant to this Section 4.1 shall be withdrawn from the participant's separate accounts described below in the following order of priority:

                  (i)    salary reduction contribution (before-tax) account; and

                  (ii)   Employer basic matching contribution account.

With respect to each such account, the amount of the withdrawal shall be withdrawn by the Trustee from the participant's fund accounts (as defined in Section 7.1.1) with respect to such account on a pro rata basis. The Committee from time to time may adopt additional policies or rules governing the manner in which hardship distributions are made so that the plan may conveniently be administered.

                  4.2 Distributions After Age 59: In accordance with procedures adopted by the Committee, a participant who has attained age 59 1/2 may withdraw all or any portion of his account. The balance in the participant's account available for withdrawal pursuant to the provisions of this Section 4.2 shall be determined as of the date the withdrawal request is actually processed by the Trustee. Any withdrawal made pursuant to this Section 4.2 shall be withdrawn by the Trustee from the participant's fund accounts (as defined in Section 7.1.1) with respect to such account on a pro rata basis.

                  4.3 Distributions Prior to Age 59: In accordance with procedures adopted by the Committee, a participant who has not yet attained age 59 1/2 may withdraw all or any portion of his voluntary contribution (after-tax) account, if any, his Employer supplemental matching contribution account, his Employer profit sharing contribution account, if any, his ESOP account, if any, his prior plan account, if any, and his rollover account, if any. Only two withdrawals may be made by a participant pursuant to the provisions of this
Section 4.3 during each plan year. Notwithstanding the foregoing, no amount shall be withdrawn from the Employer supplemental matching contribution account, the prior plan account (excluding for this purpose any amount attributable to after-tax employee contributions), his Employer profit sharing contribution account or the ESOP account unless the participant has been a participant in the plan (including for this purpose his participation in the predecessor plan) for at least 60 months or unless the amounts being withdrawn have been in the participant's account (including for this purpose his account under the predecessor plan) for at least 24 months. The balance in the participant's account available for withdrawal pursuant to the provisions of this Section 4.3 shall be determined as of the date the withdrawal request is actually processed by the Trustee. Any withdrawal made pursuant to this Section 4.3 shall be withdrawn by the Trustee from the participant's separate accounts described below in the following order of priority:

                  (i)      voluntary contribution (after-tax) account;

                  (ii) the portion of the participant's prior plan account attributable to after-tax employee contributions and earnings thereon;

                  (iii) the remaining portion of the participant's prior plan account;

                  (iv)     Employer profit sharing contribution account;

                  (v)      Employer supplemental matching contribution account;

                  (vi)     rollover account; and

                  (vii)    ESOP account.

With respect to each such account, the amount of the withdrawal shall be withdrawn by the Trustee from the participant's fund accounts (as defined in Section 7.1.1) with respect to such account on a pro rata basis.

                  4.4 Loans: The Committee, in accordance with its uniform, nondiscriminatory policy, shall direct the Trustee to permit any participant in service or a participant or beneficiary who is a party-in-interest as defined in

Section 3(14) of ERISA (the "borrower"), to borrow from his vested account (excluding for this purpose his ESOP account, if any, and his PAYSOP account, if any), subject to the following requirements:

                  4.4.1 Loans shall be withdrawn from the participant's fund accounts (as defined in Section 7.1.1) on a pro rata basis. Loans shall be available to all borrowers on a reasonably equivalent basis. Loans shall not be available to highly compensated participants in an amount greater than to nonhighly compensated participants. In no event shall the principal amount of the loan be less than $1,000. A participant may have only one loan outstanding at any time and only one loan request may be submitted in a plan year. In no event shall a participant be entitled to borrow from his ESOP account, if any, or his PAYSOP account, if any. Notwithstanding the foregoing, if a participant who was a participant in a predecessor plan that is merged into this plan has more than one loan outstanding under the predecessor plan as of the date of such plan merger, such loans shall remain outstanding and be payable in accordance with their terms.

                  4.4.2 The Trustee shall provide to each borrower who is approved for a loan a statement of the charges involved in the loan transaction, including the amount financed and the annual interest rate. The borrower shall execute any documents as the Committee deems necessary or advisable to consummate the loan and provide reasonable safeguards.

                  4.4.3 The principal amount of any loan made to a borrower, when added to the outstanding balance of all loans from the plan, shall not exceed the lesser of:

                           (i) $50,000, reduced by the excess of: (a) the highest outstanding balance of loans from the plan during the one-year period ending on the day before the date such loan is made, over (b) the outstanding balance of loans from the plan on the date such loan is made; or

                           (ii) One-half of the vested accrued benefit of the borrower. The vested accrued benefit shall be determined as of the adjustment date the loan is actually processed by the Trustee.

         For the purpose of this limitation, the principal amounts of all loans from all plans of the Participating Employer and affiliated employers shall be aggregated.

                  4.4.4 Each loan shall require that payment of principal and interest shall be amortized in level payments over a period of not less than 12 months nor more than 60 months from the date of the loan. Each Participating Employer shall establish a procedure for withholding from the regular payroll checks of a participant the amounts necessary to satisfy the repayment obligation under the note. All amounts so withheld shall be transferred immediately to the Trustee.

                  4.4.5 Each loan shall be secured by a pledge of up to 50 percent of the vested accrued benefit of the borrower, as determined on the date of such loan.

                  4.4.6 A loan shall bear a reasonable rate of interest determined as of the date of origination of the loan in the manner established by the Committee. The principal amount of the loan shall be an investment allocated solely to the account of the borrower, and the interest paid thereon shall be allocated solely to the account of the borrower.

                  4.4.7 In addition to the provisions of this Section 4.4, each loan shall be subject to and made in accordance with the Plan Loan Rules attached hereto as Exhibit C.

                  4.5 Termination of Service Prior To Distribution : If a participant's termination of service occurs after a request for a hardship distribution, withdrawal or loan is approved in accordance with the provisions of this Section 4 but prior to distribution, such approval shall be void, and the vested accrued benefit of such participant shall be payable hereunder as if such approval had not been made.

                  Section 5.    Termination Distributions:
                  ---------     -------------------------

                  5.1    Distributions on Account of Retirement or Disability:

                  5.1.1 Distributions to participants: As of the adjustment date coincident with or next following the date a participant retires or terminates service on account of disability, his vested accrued benefit, determined as of such adjustment date, shall be paid to him or applied for his benefit under one of the following options, as elected by the participant:

                           (a) Term certain: Payment to him of his vested accrued benefit in approximately equal monthly installments over a whole number of years, as elected by the participant (the "term"), not exceeding the life expectancy of the participant or the joint life expectancy of the participant and his beneficiary; provided that in no event shall monthly installments be less than $100 per month. If the participant dies before expiration of the term, payments shall continue to his beneficiary for the remainder of the term.

                           (b) Lump sum: Payment to him of his vested accrued benefit in a single lump sum payment.

                           (c)  Combination  of   term  certain  and  lump  sum:
                  Payment to him of his vested accrued benefit in any combination of the forms of payment described in (a) and (b) above.

                           (d)  Direct  rollover:   Payment   to   an   eligible
                  retirement plan as provided in Section 15.

         Such election must be made in writing and filed with the Committee on or before the adjustment date as of which payment is to commence and shall be irrevocable on or after such adjustment date. If a participant fails to elect one of the foregoing options, his vested accrued benefit shall be paid to him under Section 5.1.1(b).

                  5.1.2    Applicable   provisions:  The  following   provisions
         shall apply for purposes of this Section 5.1:

                           (a) Deferral: Subject to the provisions of Section 5.1.2(b), a participant's benefit shall remain in the plan until the participant elects to receive a distribution of his benefit in accordance with the provisions of this Section 5 and procedures adopted by the Committee.

                           (b) Required  distribution:  A participant's  benefit
                  must be distributed or begin to be distributed no later than the participant's required beginning date (as defined in Section 5.3.3(f)).

                           (c)  Required  minimum  distribution:  If  all or any
                  portion of a participant's benefit is to be distributed in installments, the total amount of the distributions for each calendar year must be equal to or greater than the amount obtained by dividing the participant's benefit (as defined in
                  Section 5.3.3(e)) by the lesser of (i) the applicable life expectancy (as defined in Section 5.3.3(a)), or (ii) if the participant's spouse is not the designated beneficiary (as defined in Section 5.3.3(b)), the applicable divisor determined from the table set forth in Section 1.401(a)(9)-2 Q&A 4 of the Treasury Regulations (the "minimum distribution"). Distributions after the death of the participant shall be made using the applicable life expectancy without regard to Section 1.401(a)(9)-2 of the Treasury Regulations. The minimum distribution required for the participant's first distribution calendar year (as defined in Section 5.3.3(c)) must be made on or before the participant's required beginning date. The minimum distributions for other calendar years, including the minimum distribution for the distribution calendar year in which the participant's required beginning date occurs, must be made on or before December 31 of each such distribution calendar year.

                           (d) Form of distribution: Distributions from the plan
                  shall be made in cash. Notwithstanding the foregoing, if a portion of a participant's vested accrued benefit is invested in Company stock, such participant may direct the Committee to distribute such portion of his accrued benefit in shares of Company stock.

                           (e)  Distributions   following  return   to  service:
                  Notwithstanding the foregoing provisions of this Section 5.1, if a participant receiving benefit payments from the plan reenters service prior to his normal retirement date, such payments shall cease during the period he is in service. When he subsequently retires, dies or otherwise terminates service, his then vested accrued benefit shall be payable to or with respect to him pursuant to the applicable provisions of the plan.

                           (f) Direction of investment: If all or any portion of the accrued benefit of a participant is payable to him in installments, such participant shall continue to be eligible to direct the Trustee as to the investment and reinvestment of his accrued benefit pursuant to the provisions of Section 7. His accrued benefit shall continue to be adjusted as of each adjustment date pursuant to Section 6 and the amount of the installment payments to him shall be adjusted as of each year-end adjustment date to reflect the adjusted amount of his accrued benefit as of such adjustment date.

                           (g) Predecessor plan: Notwithstanding any other provision hereof, if a participant in the predecessor plan is receiving benefits under the predecessor plan as of the effective date, the amount of the benefit payable to such participant and the manner and time for payment thereof shall be determined in accordance with the provisions of the predecessor plan. If a participant in a predecessor plan separated from service prior to the effective date of this plan and is entitled to a deferred benefit commencing after the effective date, the amount of such benefit shall be determined in accordance with the provisions of the predecessor plan, and the manner and time of payment shall be determined under the plan.

                           (h)  Required  consent: Subject to the  provisions of
                  Section 12.1, any distribution to a participant who has a vested accrued benefit which exceeds the cash-out limit (as defined in this Section 5.1.2(h)) shall require the participant's consent if such distribution is to commence prior to the participant's attainment of normal retirement age. The consent requirements of this Section 5.1.2(h) shall be deemed satisfied if the participant's vested accrued benefit does not exceed the cash-out limit. If a participant has begun to receive benefit payments in installments and at least one installment payment has not yet been made, the vested accrued benefit of the participant is deemed to exceed the cash-out limit if his vested accrued benefit exceeded the cash-out limit in effect as of the date payment of his benefit first commenced. The cash-out limit in effect for dates in plan years beginning before January 1, 2000 is $3,500. The cash-out limit in effect for dates in plan years beginning on or after January 1, 2000 is $5,000. Thereafter, the cash-out limit in effect on a particular date is the amount described in Section 411(a)(11)(A) for the plan year which includes such date.

                  5.2 Distributions on Account of Death: On the death of the participant, the following provisions shall apply:

                  5.2.1 Death after distributions begin: If the participant dies after distribution of his vested accrued benefit has begun, payments shall continue following his death only if his benefit was payable under an option providing for such payments, and any remaining portion of his vested accrued benefit shall continue to be distributed to his beneficiary at least as rapidly as under the method of distribution in effect at his death.

                  5.2.2 Death before distributions begin: If the participant dies before distribution of his vested accrued benefit begins, payment of his vested accrued benefit to his beneficiary shall commence as of any adjustment date following the date of the participant's death, as elected by the beneficiary. The participant's vested accrued benefit shall be payable under a method of payment described in Section 5.1.1, as elected by the beneficiary. Distribution of the participant's entire vested accrued benefit must be completed no later than December 31 of the calendar year containing the 5th anniversary of the participant's death; provided, however, that if payment is to be made to a designated beneficiary (as defined in Section 5.3.3(b)), distribution of the participant's entire vested accrued benefit may be made in substantially equal installments over a period not exceeding the life expectancy of the designated beneficiary.

                  5.3    Special  Provisions  and   Definitions:  The  following
provisions apply for purposes of this Section 5:

                  5.3.1 Small amount: Notwithstanding any other provision of the plan, if the vested accrued benefit of a participant does not exceed the cash-out limit as of the adjustment date coincident with his termination of service for any reason, including death, then such benefit shall be paid in a lump sum as soon as practicable following such termination of service to the person entitled thereto without regard to any election made by the participant or beneficiary.

                  5.3.2    Designation  of  beneficiary:   The   beneficiary  or
         beneficiaries of a participant shall be determined in accordance with the following provisions:

                           (a) Surviving spouse: If the participant dies leaving
                  a surviving  spouse,  the  participant's  beneficiary shall be such spouse unless the participant designates another beneficiary (which may include more than one person, natural or otherwise, and one or more contingent beneficiaries) by filing a qualified election with the Committee. A "qualified election" means a beneficiary designation by the participant on a form provided the Committee, which contains a consent and acknowledgment of the effect of such consent executed by the surviving spouse and witnessed by a representative of the Committee or a notary public. Consent of the spouse shall not be required if the spouse cannot be located or if other circumstances exist which excuse obtaining the consent under applicable law or regulations. The qualified election of a participant may be revoked at any time by action of the participant alone, in which case the surviving spouse shall be the beneficiary. Any other change in beneficiary shall be made only by the filing of a revised qualified election. If a beneficiary named in a qualified election dies before receiving any payment due him from the trust fund, the payment shall be made to the contingent beneficiary, if any, named in the qualified election. If there is no such contingent beneficiary, the payment shall be made to the surviving spouse. If the surviving spouse dies before receiving all payments due under the plan, the remaining payments shall be made to the estate of the surviving spouse.

                           (b) Other beneficiary:  If a participant dies without
                  leaving a surviving spouse, the participant's beneficiary (which may include more than one person, natural or otherwise, and one or more contingent beneficiaries) shall be the beneficiary designated by the participant on the beneficiary designation form filed with the Committee. Designation of a beneficiary under this subparagraph (b) shall be revocable by the participant at any time prior to death. If the participant fails to designate a beneficiary, the benefit of the participant shall be payable to his estate. If a beneficiary is entitled to receive payments from the trust fund and dies before receiving all payments due him, remaining payments shall be made to the contingent beneficiary, if any. If there is no contingent beneficiary, such payments shall be made to the estate of the beneficiary.


                         (c) Disclaimer: Any beneficiary may disclaim all or any part of the benefit to which such beneficiary is entitled hereunder by filing a disclaimer with the Committee at least 10 days before payment of such benefit is to commence. Such disclaimer shall be made in form satisfactory to the Committee and shall be irrevocable when filed. The benefit disclaimed shall be payable from the trust fund in the same manner as if the beneficiary who filed the disclaimer dies on the date of such filing.

                  5.3.3  Definitions:  The  following   definitions   apply  for
 purposes of this Section 5:


                           (a) "Applicable life expectancy" means the life expectancy (or joint and last survivor expectancy) calculated using the attained age of the participant (or designated beneficiary) as of the participant's (or designated beneficiary's) birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date the life expectancy was calculated. If life
                  expectancy  is  being   recalculated,   the  applicable   life
                  expectancy is the life expectancy as so calculated. The applicable calendar year is the first distribution calendar year, and, if life expectancy is being recalculated, each succeeding calendar year.

                           (b) "Designated beneficiary" of a participant means any beneficiary who is a natural person.

                           (c) "Distribution calendar year" means a calendar year for which a distribution is required to satisfy the requirements of Section 5.1.2(c). For distributions beginning before the participant's death, the first distribution calendar year shall be the calendar year immediately preceding the calendar year containing the participant's required beginning date. For distributions beginning after the participant's death, the first distribution calendar year shall be the calendar year in which distributions are required to begin pursuant to Section 5.2.

                           (d) "Life expectancy" means life expectancy and joint
                  and last survivor life expectancy computed by use of the expected return multiples in Tables V and VI of Section 1.72-9 of the Treasury Regulations. Unless otherwise elected by the participant, or spouse, in the case of distributions described in Section 5.2.2, by the time distributions are required to begin, life expectancy shall be recalculated annually. Such election shall be irrevocable as to the participant or spouse. The life expectancy of a nonspouse beneficiary may not be recalculated.

                           (e) "Participant's benefit" means his accrued benefit
                  as of the year-end adjustment date in the calendar year immediately preceding the distribution calendar year (the "valuation calendar year") increased by any contribution or forfeiture allocated to the participant's account as of any date in the valuation calendar year after such year-end adjustment date and decreased by any distribution made in the valuation calendar year after such year-end adjustment date. Notwithstanding the foregoing, if any portion of the minimum distribution for the first distribution calendar year is made in the second distribution calendar year on or before the required beginning date, the amount of the minimum distribution made in the second distribution calendar year shall be treated as if it had been made in the immediately preceding distribution calendar year.

                           (f) "Required beginning date" means April 1 of the calendar year following the later of (A) the calendar year in which the participant attains age 70 1/2, or (B) the calendar year in which the participant retires. Notwithstanding the foregoing, the required beginning date of a participant who is a 5 percent owner (as defined in Section 416 of the Code) shall be April 1 of the calendar year following the calendar year in which the participant attains age 70 1/2.

Notwithstanding anything to the contrary contained in the plan, all distributions under this Section 5 shall be determined and made in accordance with Section 401(a)(9) of the Code, including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the Treasury Regulations, which are incorporated herein by reference.

                  5.4  Distributions on Account of Other Termination of Service:
The following provisions shall apply if a participant terminates service for reasons other than retirement, disability or death:

                  5.4.1 Election to receive benefit following termination: The participant may elect to receive his vested accrued benefit as of any adjustment date following the date of his termination of service for any reason other than retirement, disability or death. The adjustment date as of which payment is to commence shall be referred to herein as his "distribution adjustment date." The manner of distribution shall be determined under the applicable provisions of Section 5.1. The participant's election shall be made on or before the distribution adjustment date in accordance with procedures adopted by the Committee. Such election shall be disregarded if the participant is in service on the distribution adjustment date. The following provisions shall apply if the participant is not fully vested in his accrued benefit as of his distribution adjustment date:

                           (a) The amount in his  account  which  is not  vested
                  shall be forfeited pursuant to Section 3.2.

                           (b) If he  reenters  service  and repays to the trust
                  the full amount of the distribution received from the trust on or before the earlier of the year-end adjustment date of the plan year in which he incurs his 5th consecutive break in service following termination or the 5th anniversary of the date he reenters service, such repaid amount shall be credited as of the adjustment date coincident with or next following such repayment to the subaccount or subaccounts of the participant from which the distribution was previously made to the participant. Following such repayment, the Trustee shall credit to his subaccount or subaccounts from forfeitures taken as of the adjustment date on or next following the date of repayment, the amount previously forfeited from each such subaccount, if any. If forfeitures are not sufficient to credit this amount to the participant, such amount shall be contributed by the Participating Employer to the Trustee on or before such adjustment date.

                  5.4.2 Future distribution: If any part of a the participant's vested accrued benefit is not distributed pursuant to Section 5.4.1, it shall be held under the plan until the earlier of his normal retirement date or the date of his death, whereupon it shall be paid to him or his beneficiary in the same manner as if the participant were then in service. If the vested accrued benefit of a participant is held in the plan for future payment, the participant shall continue to be eligible to direct the investment and reinvestment of his accrued benefit pursuant to the provisions of Section 7.

                  5.4.3 Waiver of election period: If a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the date the notice required under Section 1.411(a)-11(c) of the Treasury Regulations is given, provided that:

                           (a) the  Committee  clearly  informs the  participant
                  that the participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option); and

                           (b) the  participant,  after  receiving  the  notice,
                  affirmatively elects a distribution.

If a distribution is made pursuant to this Section 5.4 to a participant before he attains age 55, the Committee shall advise him that an additional income tax may be imposed in an amount equal to 10 percent of the portion of the amount that is includible in his gross income for such taxable year.

                  5.5Directions : In accordance with procedures adopted by the Committee, the Trustee shall be notified of a participant's request for a withdrawal or a loan, retirement, disability, death or termination of service. The Trustee shall be directed to make a distribution to the person or persons entitled thereto from the trust at such time and in such manner as required by the provisions of this Section 5.

                  5.6 Distributions to Alternate Payees: All rights and benefits, including elections, provided to a participant in the plan shall be subject to the rights afforded to any "alternate payee" under a "qualified domestic relations order." Furthermore, a distribution to an "alternate payee" shall be permitted if such distribution is authorized by a "qualified domestic relations order," even if the affected participant has not separated from service and has not reached the "earliest retirement age" under the plan. For purposes of this Section 5.6, "alternate payee," "qualified domestic relations order" and "earliest retirement age" shall have the meaning set forth under
Section 414(p) of the Code.

                  5.7    Valuation:   Notwithstanding  any   provision  in  this
Section 5 to the contrary, the value of a participant's vested accrued benefit for purposes of any distribution made pursuant to this Section 5 shall be determined as of the adjustment date such distribution is actually processed by the Trustee. No additional earnings, losses or expenses shall be credited or debited to the participant's account following the adjustment date such distribution is actually processed by the Trustee.

                  5.8 Distributions from Salary Reduction Contribution (before-tax) Accounts, Employer Basic Matching Contribution Accounts and QNEC Accounts : Notwithstanding anything to the contrary contained elsewhere in the plan, a participant's salary reduction contribution (before-tax) account, Employer basic matching contribution account, if any, and QNEC account, if any, shall not be distributable other than upon:

                  (a) The participant's separation from service, death, or disability;

                  (b) Termination of the plan without establishment or maintenance of another defined contribution plan other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code, a simplified employee pension plan as defined in Section 408(k) of the Code, or a SIMPLE IRA plan as defined in Section 408(p) of the Code;

                  (c) The date of the sale or other disposition by the Participating Employer to an unrelated entity of substantially all of the assets (within the meaning of Section 409(d)(2) of the Code) used by the Participating Employer in a trade or business of the Participating Employer, where (i) the participant is employed by such trade or business and continues employment with the entity acquiring such assets, and (ii) the Participating Employer continues to maintain the plan after the sale or other disposition. The sale of 85 percent of the assets used in the trade or business shall be deemed a sale of "substantially all" of the assets used in such trade or business;

                  (d) The date of the sale or other disposition by the Participating Employer of the Participating Employer's interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code) to an unrelated entity, where (i) the participant is employed by such subsidiary and continues employment with such subsidiary following such sale or other disposition, and (ii) the Participating Employer continues to maintain the plan after the sale or other disposition;

                  (e)  The participant's attainment of age 59 1/2; or

                  (f)  The participant's hardship (as defined in Section 4.1).

Notwithstanding anything to the contrary contained herein, an event shall not be treated as described in clause (b), (c) or (d) above with respect to any participant unless the participant receives a lump sum distribution (as defined in Section 401(k)(10)(B)(ii) of the Code) by reason of the event.

                  Section 6.     Adjustment of Accounts:
                  ---------      ----------------------

                  The Committee shall establish and maintain a salary reduction contribution (before-tax) account, an Employer basic matching contribution account and an Employer supplemental matching contribution account with respect to each participant. The Committee shall also establish and maintain a voluntary contribution (after-tax) account, an Employer profit sharing contribution account, an ESOP account, a PAYSOP account, a prior plan account, a QNEC account, a loan account, and a rollover account with respect to each participant if any one or more of such accounts are required by the plan. The Committee shall also keep an allocation suspense account if such account is required pursuant to Section 19.2.

                  6.1 Adjustment of Accounts: The account of each participant shall be valued daily as of each adjustment date in accordance with the provisions of this Section 6.1 and procedures adopted by the Trustee. The value of each participant's account (other than that portion of his account attributable to his loan account, if any) shall be converted to units. Thereafter, when the participant's account is credited with an allocation of any salary reduction contributions, matching contributions, supplemental employer contributions, qualified nonelective contributions, direct transfers from another qualified plan or rollover contributions, the value of such allocation shall be used to purchase units and added to such participant's account. When any distributions, withdrawals, transfers between investment funds, and/or administrative fees are charged against the participant's account in accordance with the terms of the plan, the number of units equal in value to the amount paid from the participant's account shall be deducted from the outstanding units.

                  6.2    Loan  Account: Notwithstanding the  provisions  of this
Section 6, the portion of the account of a participant evidenced by a note described in Section 4.4.2 shall be maintained in a special loan account on behalf of the participant. The loan account shall be a part of the account of the participant, and there shall be credited to the loan account any payments of principal or interest made with respect to such note. As of the close of business on each adjustment date, any cash balances in the loan account shall be debited to the loan account and shall be allocated among the investment funds in accordance with the most recent effective future contribution investment direction of the participant. If for any reason a participant does not have a future contribution investment direction in effect, such proceeds shall be invested by the Trustee in the investment fund designated by the Committee.

                  6.3 General: The Committee shall have and may exercise all powers necessary or advisable in order to implement the provisions of this
Section 6 and to ensure that the accounts maintained under the plan are fairly and accurately adjusted as of each adjustment date.

                  Section 7.     Participant Direction of Investments:
                  ---------      ------------------------------------

                  7.1 Participant Directed Investments: Notwithstanding any other provision of the plan but subject to the provisions of Section 6, each participant may direct the Trustee as to the investment or reinvestment of his account, subject to the following provisions:

                  7.1.1 Investment funds; fund accounts: The Committee shall determine from time to time the investment options ("investment funds") available to participants. Each participant shall be entitled to direct the Trustee as to the investment of contributions made on his behalf and the amount credited to his account among the investment funds. The Committee shall keep accounts subsidiary to each participant's separate accounts described in Section 1.1 (other than the loan account) with respect to the amount to his credit in each investment fund, the "fund accounts."

                  7.1.2 Investment of contributions: In accordance with procedures adopted by the Committee, a participant may direct investment of any contribution allocable to his account among the investment funds in whole multiples of 5 percent. Such designation shall remain in effect unless and until the participant provides for a different designation. If for any reason a participant fails to direct the investment of the entire contribution allocable to his account, the contribution for which no direction is made shall be invested by the Trustee as directed by the Committee.

                  7.1.3  Investment  of account:  Subject to the  provisions  of
         Section 22.6, in accordance with procedures adopted by the Committee, a participant shall be entitled to reallocate the amount credited to his account or each of his fund accounts among the investment funds in whole multiples of 5 percent.

                  7.1.4 Notice requirements: In accordance with procedures adopted by the Committee and the Trustee, the participants shall notify the Trustee of all directions made in accordance with this Section 7.1.

                  7.1.5 Rights in directed investment funds: Notwithstanding the fact that all or a portion of a participant's account may be invested in an investment fund and may be expressed in units in a particular investment fund, such references shall mean the aggregate of the dollar amount which is credited to the participant's account at any point in time. Nothing contained in this Section 7 shall be deemed to give any participant any interest in any specific property in any investment fund or any interest in the plan, other than the right to receive payments or distributions in accordance with the plan or to exercise any other right specifically granted to the participant under the plan.

                  7.1.6    Proxy voting:

                           (i) Notwithstanding anything to the contrary in the plan, a participant whose account is invested in an investment fund which invests solely in shares of Company stock (his "Company stock fund account") or who has an ESOP account or a PAYSOP account shall be entitled to direct the Trustee as to the manner in which shares of Company stock allocated as of a record date to his Company stock fund account, his ESOP account and his PAYSOP account shall be voted, or shall be tendered in the event of a tender offer for such shares. The Trustee shall vote or tender such shares of Company stock as directed by the participant. If the participant instructions are not timely received with respect to such shares, the Trustee shall vote or tender such shares as directed by the Committee. The Committee shall provide for the solicitation and tabulation of voting or tender instructions from participants in a confidential manner. Prior to the voting or tendering of such shares, the Committee shall distribute to each participant who has a Company stock fund account, an ESOP account or a PAYSOP account the same information as is furnished to the shareholders of the Company in a proxy statement.

                           (ii) Notwithstanding  anything to the contrary in the
                  plan, a participant whose account is invested in an investment fund (other than an investment fund described in subparagraph
                  (i)) shall be entitled to direct the Trustee as to the manner in which shares of such investment fund allocated as of a record date to his fund account shall be voted. The Trustee shall vote such shares as directed by the participant. If the participant instructions are not timely received with respect to such shares, the Trustee shall vote such shares as directed by the Committee. The Committee shall provide for the solicitation and tabulation of voting instructions from participants in a confidential manner. Prior to the voting of such shares, the Committee shall distribute to each participant who has shares in an investment fund to which the provisions of this subparagraph (ii) apply, the same information as is furnished to the other shareholders of the investment fund in a proxy statement.

                  7.2 General: To the extent approved by the Trustee, the Committee may establish any rules or resolutions necessary to implement the provisions of this Section 7. The Trustee shall have and may exercise all powers necessary or advisable in order to implement the provisions of this Section 7. If the Trustee cannot transfer funds among the investment funds on an adjustment date as provided in this Section 7, the Trustee shall effect such transfer as soon as possible thereafter.

          Section 8.        Administration by Committee:
          ---------         ---------------------------

                  8.1 Membership of Committee: The Committee shall consist of not less than 3 individuals appointed by the Board to serve at the pleasure of the Board. Any member of the Committee may resign, and his successor, if any, shall be appointed by the Board. The Committee shall be responsible for the general administration and interpretation of the plan and for carrying out its provisions except to the extent all or any of such obligations specifically are imposed on the Trustee or the Board or delegated to one or more other persons, including the plan administrator. The Chairman of the Committee shall be the plan administrator and agent for service of legal process on the plan.

                  8.2 Committee Officers; Subcommittee: The members of the Committee shall elect a chairman and may elect an acting chairman. They also shall elect a secretary and may elect an acting secretary, either of whom may but need not be a member of the Committee. The Committee may appoint from its membership such subcommittees with such powers as the Committee determines and may authorize one or more of its members or any agent to execute or deliver any instrument or make any payment on behalf of the Committee.

                  8.3 Committee Meetings: The Committee shall hold such meetings upon such notice and at such places and intervals as it from time to time determines. Notice of meetings shall not be required if waived in writing by all members of the Committee at the time in office or if all such members are present at the meeting.

                  8.4 Transaction of Business: A majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of business. All resolutions or other actions taken by the Committee at any meeting shall be by vote of a majority of those present and entitled to vote at any such meeting. Resolutions may be adopted or other action taken without a meeting upon written consent thereto signed by all members of the Committee.

                  8.5 Committee Records: The Committee shall maintain full and complete records of its deliberations and decisions. The minutes of its proceedings shall be conclusive proof of the facts of the operation of the plan. The records of the Committee shall contain all relevant data pertaining to individual participants and their rights under the plan and in the trust fund.

                  8.6    Establishment of Rules;  Interactive  Voice  and  Other
Systems: Subject to the limitations of the plan and ERISA, the Committee from time to time may establish rules or bylaws for administration of the plan and transaction of its business. The Committee may authorize the use of various communication channels, including without limitation, an interactive voice system and an interactive Internet site, which will allow participants to review general information about their accounts and to initiate certain transactions and elections under the plan. The Committee from time to time shall adopt policies and rules governing the manner in which any such communication channel will be utilized by participants so that the plan may be conveniently administered.

                  8.7 Conflicts of Interest: No individual member of the Committee shall have any right to vote or decide on any matter relating solely to himself or his rights or benefits under the plan (except that such member may sign unanimous written consent to resolutions adopted or other action taken without a meeting), except for elections as to payment of benefits.

                  8.8 Correction of Errors: The Committee may correct errors and, so far as practicable, may adjust any benefit or credit or payment accordingly. The Committee in its discretion may waive any notice requirement in the plan; provided, that a waiver of a requirement to notify the Trustee shall be made only with the consent of the Trustee. A waiver of notice in one case shall not be a waiver of notice in any other case. Any power or authority the Committee has discretion to exercise under the plan shall be exercised in a nondiscriminatory manner.

                  8.9 Authority to Interpret Plan: Subject to objective plan terms and the claims procedure set forth in Section 14, the Committee and plan administrator shall have the duty and discretionary authority to interpret and construe the provisions of the plan and decide any dispute which may arise regarding the rights of participants hereunder, including the discretionary authority to construe uncertain provisions of the plan and to make determinations as to eligibility for participation and benefits under the plan. Determinations by the Committee and plan administrator shall apply uniformly to all persons similarly situated and shall be binding and conclusive upon all interested persons. Such determinations shall only be set aside if the Committee and the plan administrator are found to have acted arbitrarily and capriciously in interpreting and construing the provisions of the plan.

                  8.10   Third  Party  Advisor:  The  Committee  may  engage  an
attorney, accountant or any other technical adviser on matters regarding the operation of the plan and to perform such other duties as may be required in connection therewith. The Committee may employ such clerical and related personnel as it deems requisite or desirable in carrying out the provisions of the plan. The Committee may delegate any one or more of its duties and responsibilities under the plan to any person or persons, including but not limited to, the employees of the Company and the plan administrator. From time to time, but no less frequently than annually, the Committee shall review the financial condition of the plan and determine the financial and liquidity needs of the plan as required by ERISA. The Committee shall communicate such needs to the Company and Trustee so that the funding policy and investment policy may be coordinated appropriately to meet such needs.

                  8.11   Compensation of Members:   No  member of the Committee,
who receives compensation from the Company for services as a full-time employee, shall receive any fee or compensation for his services as such.

                  8.12 Committee Expenses: The Committee shall be entitled to reimbursement out of the trust fund for its reasonable expenses properly and actually incurred in the performance of its duties in the administration of the plan; provided, that the Company, in the discretion of the Board, may pay such expenses.

                  8.13 Indemnification of Committee: To the maximum extent permitted by ERISA, no member of the Committee personally shall be liable by reason of any contract or other instrument executed by him or on his behalf as a member of the Committee or for any mistake of judgment made in good faith. The Company shall indemnify and hold harmless, directly from its own assets (including the proceeds of any insurance policy the premiums for which are paid from the Company's own assets), each member of the Committee and each other officer, employee, or director of the Company to whom any duty or power relating to the administration or interpretation of the plan is delegated or allocated against any unreimbursed or uninsured cost or expense (including any sum paid in settlement of a claim with the prior written approval of the Board) arising out of any act or omission to act in connection with the plan, unless arising out of such person's own fraud, bad faith, willful misconduct or gross negligence.

                  Section 9.     Management of Funds and Amendment of Plan:
                  ---------      -----------------------------------------

                  9.1 Fiduciary Duties: All assets of the plan shall be held in the trust for the exclusive benefit of participants and their beneficiaries. Such assets shall be administered as a trust fund to provide for the payment of benefits as provided in the plan to participants or their successors in interest out of the income and principal of the trust. All fiduciaries with respect to the plan (as defined in ERISA) shall discharge their duties as such solely in the interest of the participants and their successors in interest and (i) for the exclusive purposes of providing benefits to participants and their successors in interest and defraying reasonable expenses of administering the plan as provided in Section 8.12 of the plan, (ii) with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims, and (iii) in accordance with the plan and trust agreement, except to the extent such documents may be inconsistent with the then applicable federal laws relating to fiduciary responsibility. The trust fund shall be used for the exclusive benefit of participants and their beneficiaries and to pay administrative expenses of the plan and trust. No portion of the trust fund shall ever revert to or inure to the benefit of the Participating Employer or any affiliated employers (except as otherwise provided in Sections 19 and 9.1). Notwithstanding the foregoing provisions of this Section 9.1, the following provisions shall apply:

                  9.1.1 Initial qualification: If the plan receives an adverse determination with respect to the initial qualification of the plan under Section 401(a) of the Code, on written request of the Company, the Trustee shall return to the Company the amount of such contribution (increased by earnings attributable thereto and reduced by losses attributable thereto) within one calendar year after the date that qualification of the plan is denied; provided, that the application for the determination is made by the time prescribed by law for filing the Company's federal income tax return for the taxable year in which the plan is adopted or such later date as the Secretary of the Treasury may prescribe;

                  9.1.2 Disallowed contribution: On written request of the Company, the Trustee shall return a disallowed contribution to the extent the deduction is disallowed under Section 404 of the Code (reduced by losses attributable thereto, but not increased by earnings attributable thereto) to the Company within one year after the date the deduction is disallowed; and

                  9.1.3 Mistake of fact: If a contribution or any portion thereof is made by the Participating Employer by mistake of fact, on written request of the Company, the Trustee shall return the contribution or such portion (reduced by losses attributable thereto, but not increased by earnings attributable thereto) to such Participating Employer within one year after the date of payment to the Trustee.

                  9.2 Trust Agreement: The Company, on behalf of each Participating Employer, and the Trustee shall enter into an appropriate trust agreement for the administration of the trust. The trust agreement shall contain such powers and reservations as to investment, reinvestment, control and disbursement of the funds of the trust, and such other provisions not inconsistent with the provisions of the plan and its nature and purposes, as shall be agreed on and set forth therein. Such agreement shall provide that the Board may remove the Trustee at any time upon reasonable notice, the Trustee may resign at any time upon reasonable notice, and on such removal or resignation the Board shall designate a successor trustee.

                  9.3 Authority to Amend: The Board, acting on behalf of the Participating Employer, shall have the right at any time and from time to time to amend or terminate the plan and the trust agreement; provided, that (i) except as provided in Section 9.1, no such amendment shall have the effect of diverting the trust fund to purposes other than the exclusive benefit of participants, and (ii) no such amendment that alters the duties, responsibilities or liabilities of the Trustee shall be made unless the Trustee consents thereto in writing. No amendment to the plan shall decrease a participant's accrued benefit as of the date of such amendment. A plan amendment which has the effect of (a) eliminating a retirement-type subsidy or (b) eliminating an optional form of distribution shall be treated as reducing accrued benefits. Notwithstanding the foregoing, and until otherwise decided by the Board, the officer of the Company specifically designated in resolutions adopted by the Board shall have the authority to amend the plan to (i) comply with changes in laws or government rules or regulations applicable to the plan;
(ii) maintain the tax-qualified status of the plan; (iii) provide for the merger or consolidation of another plan into this plan, or the transfer of the assets or liabilities of another plan to this plan, and, in connection therewith to comply with the provisions of the Treasury Regulations under Section 411(d)(6) of the Code; and (iv) revise the Exhibits attached hereto. See Section 12 for provisions regarding termination of the plan.

                  9.4    Requirements of  Writing:  All  requests,   directions,
requisitions and instructions of the Committee to the Trustee shall be in writing, signed by such person or persons as designated by the Committee.

          Section 10.    Allocation of Responsibilities Among Named Fiduciaries:
          ----------     ------------------------------------------------------

                  10.1Duties of Named Fiduciaries: The named fiduciaries with respect to the plan and the fiduciary duties and other responsibilities allocated to each, which shall be carried out in accordance with the other applicable terms and provisions of the plan, shall be as follows:
                  10.1.1   Board:

                           (i)    To   appoint   and  remove   members  of   the
                  Committee; and

                           (ii)   To appoint and remove trustees under the plan.

                  10.1.2   Committee:

                           (i) To interpret the provisions of the plan and determine the rights of participants under the plan, except to the extent otherwise provided in Section 14 relating to the claims procedure;

                           (ii) To administer the plan in accordance with its terms, except to the extent powers to administer the plan specifically are delegated to another named fiduciary or other person or persons as provided in the plan;

                           (iii) To account for the interests of participants in the plan; and

                           (iv) To direct the Trustee in the distribution of trust assets.

                  10.1.3   Plan administrator:

                           (i) To file such reports as may be required with the United States Department of Labor, the Internal Revenue Service and any other government agency to which reports may be required to be submitted from time to time;

                           (ii) To comply with requirements of the law for disclosure of plan provisions and other information relating to the plan to participants and other interested parties; and

                           (iii) To administer the claims procedure to the extent provided in Section 14.

                  10.1.4   Trustee:

                           (i) To invest and reinvest trust assets subject to the provisions of Section 7;

                           (ii)   To  make   distributions  to  participants  as
                  directed by the Committee;

                           (iii) To render annual accountings to the Company as provided in the trust agreement; and

                           (iv) Otherwise to hold, administer and control the assets of the trust as provided in the plan and trust agreement.

                  10.2 Co-fiduciary Liability: Except as otherwise provided in ERISA, a named fiduciary shall not be responsible or liable for any act or omission of another named fiduciary with respect to fiduciary responsibilities allocated to such other named fiduciaries. A named fiduciary of the plan shall be responsible and liable only for its own acts or omissions with respect to fiduciary duties specifically allocated to it and designated as its responsibility.

                  Section 11.     Benefits Not Assignable; Facility of Payments:
                  ----------      ---------------------------------------------

                  11.1 Benefits Not Assignable: Except as otherwise provided in Section 5.6 and this Section 11.1, no portion of the accrued benefit of any participant shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge. Any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void. No portion of such accrued benefit shall be payable in any manner to any assignee, receiver or trustee, liable for the participant's debts, contracts, liabilities, engagements or torts, or be subject to any legal process to levy upon or attach. Notwithstanding the foregoing, an offset to a participant's accrued benefit against an amount that the participant is ordered or required to pay the plan with respect to a judgment, order, or decree issued, or a settlement entered into, on or after August 5, 1997, shall be permitted in accordance with Code Sections 401(a)(13)(C) and (D).

                  11.2 Payments to Minors and Others: If any individual entitled to receive a payment under the plan shall be physically, mentally or legally incapable of receiving or acknowledging receipt of such payment, the Committee, upon the receipt of satisfactory evidence of his incapacity and satisfactory evidence that another person or institution is maintaining him and that no guardian or committee has been appointed for him, may cause the payment otherwise payable to him to be made to such person or institution so maintaining him. Payment to such person or institution shall be in full satisfaction of all claims by or through the participant to the extent of the amount thereof.

Section 12.     Termination of Plan and Trust; Merger or Consolidation of Plan:
----------      --------------------------------------------------------------

                  12.1 Complete Termination: In the event of a termination of the plan (including a cessation of contributions which results in a termination of the plan), all contributions to the plan shall cease and no additional participants shall enter the plan. The assets under the plan shall remain or become fully vested in the participants, beneficiaries or other successors in interest. Such vested benefit of each such individual shall be held in the plan for distribution in accordance with the provisions of Section 5; provided, that the Committee in its discretion may provide at any time for liquidation of the trust and distribution to the participants of their accrued benefits as provided in Section 5. If, upon termination, the plan does not offer an annuity option (purchased from a commercial provider) and neither the Participating Employer nor any affiliated employer maintains another defined contribution plan (other than an employee stock ownership plan defined in Section 4975(e)(7) of the
Code), the participant's accrued benefit may, without the participant's consent, be distributed to the participant. However, if the Participating Employer or any affiliated employer maintains another defined contribution plan (other than an employee stock ownership plan defined in Section 4975(e)(7) of the Code), the participant's accrued benefit may, without the participant's consent, be transferred to such other plan if the participant does not consent to an immediate distribution. Notwithstanding the foregoing, all distributions upon termination of the plan shall be subject to the limitations set forth in Section
5.8 of the plan. For purposes of the plan, a termination of contributions or a suspension or reduction of such contributions amounting in effect to a termination of contributions shall be a termination of the plan.

                  12.2   Partial   Termination:  In  the   event  of  a  partial
termination of the plan, the provisions of Section 12.1 regarding a complete termination shall apply in determining interests and rights of the participants and their beneficiaries with respect to whom the partial termination occurs and to the portion of the trust fund allocable to such participants and beneficiaries.

                  12.3 Merger or Consolidation: In the event of any merger or consolidation of the plan with any other plan, or a transfer of assets or liabilities of the plan to any other plan (which merged, consolidated or transferee plan is referred to in this Section 12.3 as the "successor plan"), the amount each participant would receive if the successor plan (and this plan, if he has any interest remaining therein) were terminated immediately after the merger, consolidation or transfer shall equal or be greater than the amount he would have received if this plan (and the successor plan, if he had any interest therein immediately prior to the merger, consolidation or transfer) were terminated immediately preceding the merger, consolidation or transfer. From time to time, the Company or one of its affiliated employers will acquire the assets and employees of other companies by corporate merger or otherwise. In connection therewith, the Company or one of its affiliated employers will become the sponsor of the tax-qualified defined contribution plan or plans maintained by the acquired company (the "acquired plans"). From time to time, pursuant to a Retirement Plan Merger Agreement, one or more acquired plans will be merged into this plan. The Retirement Plan Merger Agreements providing for such plan mergers will be attached hereto as Exhibit D.

                  12.4 Protection of Benefits: No termination, partial termination, merger or consolidation or transfer of assets of the plan shall reduce a participant's accrued benefit or eliminate an optional form of distribution. For purposes of this Section 12.4, a termination, partial termination, merger or consolidation of the plan that has the effect of decreasing a participant's accrued benefit or eliminating an optional form of benefit with respect to benefits attributable to service before the amendment shall be treated as reducing an accrued benefit.

                  Section 13.     Communication to Employees:
                  ----------      --------------------------

                  The Company shall communicate the principal terms of the plan to the participants and beneficiaries in accordance with the requirements of ERISA. The Company shall make available for inspection by participants and their beneficiaries, during reasonable hours at the principal office of the Company and at such other places as may be required by ERISA, a copy of the plan, trust agreement and such other documents as may be required by ERISA.

                  Section 14.      Claims Procedure:
                  ----------       ----------------

                  The following claims procedure shall apply with respect to the plan:
                  14.1 Filing of a Claim for Benefits: If a participant or beneficiary (the "claimant") believes he is entitled to benefits under the plan that are not being paid to him or accrued for his benefit, he may file a written claim therefor with the plan administrator. If the plan administrator is the claimant, all actions required to be taken by the plan administrator pursuant to this Section 14 shall be taken instead by another member of the Committee designated by the Committee.

                  14.2 Notification to Claimant of Decision: Within 90 days after receipt of a claim by the plan administrator, or within 180 days if special circumstances require an extension of time, the plan administrator shall notify the claimant of its decision with regard to the claim. If special circumstances require an extension of time, a written notice of the extension shall be furnished to the claimant prior to commencement of the extension setting forth the special circumstances and the date by which the decision will be furnished. If such claim is wholly or partially denied, notice thereof shall be written in a manner calculated to be understood by the claimant and shall set forth: (i) the specific reason or reasons for the denial; (ii) specific reference to pertinent plan provisions on which the denial is based; (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and (iv) an explanation of the procedure for review of the denial. If the plan administrator fails to notify the claimant of the decision in timely manner, the claim shall be deemed denied as of the close of the initial 90-day period (or the extension period, if applicable).

                  14.3 Procedure for Review: Within 60 days following receipt by the claimant of notice denying his claim in whole or in part, or, if such notice is not given, within 60 days following the latest date on which such notice timely could have been given, the claimant may appeal denial of the claim by filing a written application for review with the Committee. Following such request for review, the Committee shall fully and fairly review the decision denying the claim. Prior to the decision of the Committee, the claimant shall be given an opportunity to review pertinent documents and submit issues and comments in writing.

                  14.4 Decision on Review: The decision on review of a claim denied in whole or in part by the plan administrator shall be made in the following manner:

                  14.4.1 Notification to claimant of decision: Within 60 days following receipt by the Committee of the request for review, or within 120 days if special circumstances require an extension of time, the Committee shall notify the claimant in writing of its decision with regard to the claim. If special circumstances require an extension of time, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. If the decision on review is not furnished in a timely manner, the claim shall be deemed denied as of the close of the initial 60-day period (or the extension period, if applicable).

                  14.4.2 Format and content of decision: The decision on review of a claim that is denied in whole or in part shall set forth specific reasons for the decision written in a manner calculated to be understood by the claimant and shall cite the pertinent plan provisions on which the decision is based.

                  14.4.3 Effect of decision: The decision of the Committee shall be final and conclusive.

                  14.5 Action by Authorized Representative of Claimant: All actions set forth in this Section 14 to be taken by the claimant may be taken by a representative of the claimant duly authorized by him to act on his behalf on such matters. The plan administrator and the Committee may require such evidence as either reasonably deems necessary or advisable of the authority of any such representative to act.

                  Section 15.     Portability of Participant Accounts:
                  ----------      -----------------------------------

                  Notwithstanding any provision of the plan to the contrary that would otherwise limit a distributee's election under this Section 15, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

                  15.1 Definitions: The following definitions shall apply for purposes of this Section 15:

                  15.1.1. Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of 10 years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; any hardship distribution described in Section 401(k)(2)(B)(i)(iv); and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                  15.1.2 Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                  15.1.3 Distributee: A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

                  15.1.4 Direct rollover: A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

                  15.2 Construction: Notwithstanding anything contained in this Section 15 to the contrary, the provisions of this Section 15 shall at all times be construed and enforced according to the requirements of Section 401(a)
(31) of the Code and the Treasury Regulations thereunder, as the same may be amended from time to time.

                  Section 16.    Rollovers:
                  ----------     ---------

                  An eligible employee who receives a distribution of all or part of his interest from another retirement plan (including another plan maintained by the Participating Employer or an affiliated employer) which is qualified under Section 401(a) of the Code on the date of distribution may, with the consent of the Committee in accordance with procedures adopted by the

Committee, transfer all or a part of such distribution to the Trustee under this plan. The amount so transferred may only include cash, shares of Company stock or other property approved by the Committee. In applying the provisions of this
Section 16, the following provisions shall apply:

                  16.1 Timing: The transfer to the Trustee must occur on or before 60 days following receipt by the eligible employee of such distribution. If such distribution previously was deposited in an individual retirement account or individual retirement annuity as defined in Section 408 of the Code, the transfer must occur on or before 60 days following receipt by the eligible employee of all or any portion of the balance to his credit under such individual retirement account or individual retirement annuity.

                  16.2 Eligibility: The distribution made to the eligible employee must be an eligible rollover distribution as defined in Section 15.1.1.

                  16.3 Maximum Amount: The amount transferred to the Trustee shall be limited to the maximum rollover amount as provided in Section 402(c)(2) of the Code.

                  16.4 Accounting: The amount transferred to the Trustee shall be credited to the eligible employee's rollover account. The assets in the rollover account shall be administered by the Trustee in the same manner as other trust assets.

                  16.5 Transfers Prior to Becoming a Participant: If an eligible employee who makes such a transfer has not completed the participation requirements of Section 1.31, his rollover account shall represent his sole interest in the plan until he becomes a participant.

Section 17.    Special Provisions Relating to Transfers From Qualified Plans:
----------     -------------------------------------------------------------

                  With the approval of the Committee and in accordance with procedures adopted by the Committee, the Trustee shall receive and hold as a part of the trust fund assets transferred (the "transferred assets") directly from the trustee or custodian of any other retirement plan (the "transferor plan") that is qualified under Section 401(a) of the Code. Such transferred assets may only include cash or shares of Company stock. In applying the provisions of this Section 17, the following provisions shall apply:

                  17.1 Accounting: The transferred assets of each participant shall be credited to the subaccounts of the participant as described in Section
1.1 as determined by the Committee, taking into account the applicable vesting schedule, the source of the transferred assets, amounts subject to special tax treatment and withdrawal rules. Additional subaccounts shall be established, if required, to accommodate these objectives.

                  17.2 Liability of Trustee: The Trustee under the plan shall not be liable or responsible for any acts or omissions in the administration of any transferor plan or the trust thereunder of any other person or entity who was trustee, custodian or other fiduciary under such transferor plan. The Trustee under the plan shall be held harmless from such liability or responsibility.

                  17.3   Protected Benefits Under Section 411(d)(6) of the Code:
The protected benefits of the transferor plan, as defined in Section 411(d)(6) of the Code, shall be preserved with respect to the transferred assets.

                  17.4 Authority of Committee: To the extent not inconsistent with the provisions of this Section 17, the Committee may make rules or bylaws supplementing and implementing the provisions of this Section 17.

                  17.5 Impermissible Transfers: Notwithstanding any provisions of this Section 17 to the contrary, the Committee shall not permit nor the Trustee accept any direct or indirect transfers (as that term is defined and interpreted under Section 401(a)(11) of the Code and the Treasury Regulations thereunder) from a defined benefit plan, money purchase plan (including a target benefit plan), stock bonus or profit-sharing plan which would otherwise have provided for a life annuity form of payment to the employee.

                  Section 18.     Special Top-Heavy Provisions:
                  ----------      ----------------------------

                  The following special provisions shall apply and supersede any conflicting provision in the plan with respect to any plan year in which the plan is determined to be top-heavy (as described in Section 18.1.7):

                  18.1 Definitions: The following definitions shall apply for purposes of this Section 18:

                  18.1.1 "Company" means the Participating Employer and its affiliated employers.

                  18.1.2 "Company contributions" for purposes of Section 18.2.1 may include matching contributions to the extent permitted under
         Section 416 of the Code and the regulations issued thereunder.

                  18.1.3  "Determination  date"  means  the  last  day  of   the
         preceding plan year.

                  18.1.4 "Key employee" means any employee or former employee (and the beneficiaries of such employee) who at any time during the determination period is an officer of the Company if such individual's annual statutory compensation exceeds 50 percent of the dollar limitation under Section 415(b)(1)(A) of the Code, an owner (or considered an owner under Section 318 of the Code) of one of the 10 largest interests in the Company if such individual's statutory compensation exceeds 100 percent of the dollar limitation under Section 415(c)(1)(A) of the Code, a 5 percent owner of the Company, or a 1 percent owner of the Company who has an annual statutory compensation of more than $150,000. Annual statutory compensation means statutory compensation as defined in Section 1.41 of the plan. The determination period shall be the plan year containing the determination date and the preceding 4 plan years. The determination of who is a key employee will be made in accordance with Section 416(i)(1) of the Code. A non-key employee means any employee who is not a key employee.

                  18.1.5 "Permissive aggregation group" means the required aggregation group and any other plan or plans of the Company which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

                  18.1.6 "Required aggregation group" means (i) each qualified plan of the Company in which at least one key employee participates or participated at any time during the determination period (regardless of whether the plan has terminated), and (ii) any other qualified plan of the Company which enables a plan described in (i) to meet the requirements of Section 401(a)(4) or 410 of the Code.


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

                  18.1.7 "Top-heavy plan" means, for any plan year beginning after December 31, 1983, the plan if any of the following conditions exists:

                           (i) The top-heavy ratio for the plan exceeds 60 percent and the plan is not part of any required aggregation group or permissive aggregation group.

                           (ii) This plan is a part of a required aggregation group but not part of a permissive aggregation group and the top-heavy ratio for such group exceeds 60 percent.

                           (iii) This plan is a part of a  required  aggregation
                  group and part of a permissive aggregation group and the top-heavy ratio for the permissive aggregation group exceeds 60 percent.

                  18.1.8   "Top-heavy ratio" means the following:

                           (i) If the  Company  maintains  one or  more  defined
                  contribution plans (including any simplified  employee pension plan) and has not maintained any defined benefit plan which during the 5 year period ending on the determination date(s) has or has had accrued benefits, the top-heavy ratio for this plan alone or for the required or permissive aggregation group, as appropriate, shall be a fraction, the numerator of which is the sum of the accrued benefits of all key employees as of the determination date(s) including any part of any accrued benefit distributed in the 5 year period ending on the determination date(s), and the denominator of which is the sum of all accrued benefits including any part of any accrued benefit distributed in the 5 year period ending on the determination date(s), both computed in accordance with
                  Section 416 of the Code. Both the numerator and denominator of the top-heavy ratio are increased to reflect any contribution not actually made as of the determination date, but which is required to be taken into account on that date under Section 416 of the Code.

                           (ii) If the  Company  maintains  one or more  defined
                  contribution plans (including any simplified employee pension plan) and the Company maintains or has maintained one or more defined benefit plans which during the 5 year period ending on the determination date(s) has or has had any accrued benefits, the top-heavy ratio for any required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of accrued benefits under the aggregated defined contribution plan or plans for all key employees, determined in accordance with paragraph (i) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all key employees as of the determination date(s), and the denominator of which is the sum of the accrued benefits under the aggregated defined contribution plan or plans for all participants, determined in accordance with paragraph (i) above, and the present value of accrued benefits under the defined benefit plan or plans for all participants as of the determination date(s), all determined in accordance with Section 416 of the Code. The accrued benefits under a defined benefit plan in both the numerator and denominator of the top-heavy ratio are increased for any distribution of an accrued benefit made in the 5 year period ending on the determination date.

                           (iii) For purposes of paragraphs  (i) and (ii) above,
                  the value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the determination date, except as provided in Section 416 of the Code for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a participant who (a) is not a key employee but who was a key employee in a prior year, or (b) is not credited with at least one hour of service with any employer maintaining the plan at any time during the 5 year period ending on the determination date will be disregarded. Calculation of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account shall be made in accordance with Section 416 of the Code. Deductible employee contributions will not be taken into account for purposes of computing the top-heavy ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the determination dates that fall within the same calendar year. The accrued benefit of a participant other than a key employee shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Company, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(1)(C) of the Code.

                  18.1.9 "Valuation date" means the year-end adjustment date as defined in Section 1.4.

                  18.2   Top-Heavy  Requirements:   Notwithstanding  any   other
provisions of the plan, the plan must satisfy the following requirements for any plan year in which the plan is a top-heavy plan:


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

                  18.2.1 Minimum allocation requirements: Except as otherwise provided in (a) and (b) below, the Company contributions allocated to his account on behalf of any participant who is not a key employee shall not be less than the lesser of 3 percent of such participant's statutory compensation or, if the Company has no defined benefit plan which designates this plan to satisfy Section 416 of the Code, the largest percentage of Company contributions allocated on behalf of any key employee for that year. The minimum allocation shall be determined without regard to any Social Security contribution. This minimum allocation shall be made even though, under other plan provisions, the participant otherwise is not entitled to receive an allocation, or would have received a lesser allocation for the year, because of (i) the participant's failure to complete 1,000 hours of service (or any equivalent provided in the plan), (ii) the participant's failure to make mandatory employee contributions to the plan, or (iii) statutory compensation less than a stated amount. The provisions of this Section
         18.2.1 shall not apply: (a) to any participant who was not employed by the Company on the last day of the plan year, or (b) to any participant to the extent the participant is covered under any other plan or plans of the Company that provide that the minimum allocation or benefit requirement applicable to top-heavy plans shall be met in the other plan or plans. The minimum allocation required (to the extent required to be nonforfeitable under Section 416(b) of the Code) shall not be forfeited under Section 411(a)(3)(B) or 411(a)(3)(D) of the Code. If any additional Company contribution is required to be made on behalf of a participant to satisfy the provisions of this Section 18.2.1, such Company contribution shall be allocated to the Employer supplemental matching contribution account of the participant. Notwithstanding the foregoing, if the Company maintains any other defined contribution plan, the Company shall provide a minimum allocation under one such plan equal to 3 percent of statutory compensation for each non-key employee who is entitled to a minimum allocation under each of the plans.

                  18.2.2 Minimum vesting requirements: For any plan year in which the plan is top-heavy, "3 or more years of service" shall be substituted for "5 or more years of service" in Section 3.1. The provisions of this Section 18.2.2 shall apply to all benefits within the meaning of Section 411(a)(7) of the Code, including benefits accrued before the plan became top-heavy. Further, no reduction in vested benefits shall occur in the event the plan's status as top-heavy changes for any plan year. However, this Section 18.2.2 shall not apply to the account of any employee who does not complete an hour of service after the plan first becomes top-heavy, and such employee's vested interest in such accounts shall be determined without regard to this
         Section 18.

                  Section 19.     Limitations on Allocations:
                  ----------      --------------------------

                  19.1 Limitations: Subject to the provisions of Sections 19.3 and 19.4, in no event shall the sum of the annual additions to the account of a participant for any limitation year beginning on or after January 1, 1987, under this plan and any other defined contribution plan (as defined in Section 19.4) of the Company, exceed in the aggregate the lesser of: (a) $30,000, referred to herein as the "dollar limitation," or (b) 25 percent of such participant's statutory compensation received during the limitation year, referred to herein as the "statutory compensation limitation." The amount of the dollar limitation shall be adjusted in accordance with the Code to reflect increases in the cost of living. If the limitations provided in this Section 19.1 would be exceeded for any limitation year with respect to any participant, any required reduction in the annual additions to his account shall be made as provided in Section 19.2.

                  19.2 Adjustments: If, as a result of a reasonable error in estimating a participant's statutory compensation, a reasonable error in determining the amount of elective deferrals that may be made by a participant under the limitations of this Section 19, or other limited facts and circumstances, the dollar limitation or statutory compensation limitation set forth in Section 19.1 would be exceeded for any limitation year, such excess with respect to a participant for such limitation year shall be disposed of as follows:

                  (i) First, salary reduction contributions, and any gains attributable thereto, to the extent of any excess shall be distributed to the participant.

                  (ii) Thereafter, if further reductions are necessary, then such participant's share of the employer contributions (other than salary reduction contributions) for the limitation year shall be reduced to the extent of any such remaining excess. The amount of the reduction shall be reallocated among the remaining participants in the ratio that each such participant's statutory compensation during the limitation year in question bears to the aggregate statutory compensation of all such participants during such limitation year and before any salary reduction contributions, matching contributions, or supplemental employer contributions for such limitation year are allocated. If all of the amount of such reduction with respect to the participant and the amount of any reduction with respect to any other participant cannot be reallocated without causing the account of each other participant to exceed the dollar limitation or the statutory compensation limitation, then such amount shall be credited to a separate account, designated as the "allocation suspense account."

                  (iii) The allocation suspense account shall contain the excess amounts of employer contributions from all limitation years and earnings thereon. Such excess amounts shall be allocated for each succeeding limitation year among the accounts of participants in the ratio that each such participant's statutory compensation for the limitation year in question bears to the aggregate statutory compensation of all such participants during such limitation year and before any salary reduction contributions, matching contributions, or supplemental employer contributions for such year are allocated. The allocation suspense account shall be invested by the Trustee in the investment fund designated by the Committee. The allocation suspense account shall be adjusted annually for additions thereto and distributions therefrom. If the plan is terminated, any balance in the allocation suspense account shall be returned to the Company. Notwithstanding the foregoing, each suspense account maintained under the ESOP portion of the predecessor plan because of the limitations of
         Section 415 of the Code shall continue to be allocated among the participants in accordance with the applicable provisions of the predecessor plan.

Notwithstanding the foregoing, in no event shall salary reduction contributions be distributed pursuant to paragraph (i) of this Section 19.2 to a participant who is a highly compensated employee. Any excess with respect to such a participant shall be disposed of in the manner described in paragraph (ii) of this Section 19.2.

                  19.3   Participation  in this Plan and a Defined Benefit Plan:
This Section 19.3 shall apply with respect to limitation years beginning prior to January 1, 2000. If at any time a participant is a participant in the plan and in a defined benefit plan of the Company, in no event shall the sum of the defined benefit fraction (as defined in this Section 19.3) and the defined contribution fraction (as defined in this Section 19.3) for any limitation year exceed 1.0. For purposes of this Section 19.3, and except as otherwise provided in this Section 19, the "defined benefit fraction" for any limitation year of a defined benefit plan shall be a fraction the numerator of which is the projected annual benefit of the participant under all defined benefit plans (as determined as of the close of such limitation year), and the denominator of which is the lesser of (i) the product of 1.25 and the dollar limitation in effect for defined benefit plans for such limitation year (referred to herein as the "defined benefit dollar limitation"), and (ii) the product of 1.4 and 100 percent of the participant's average annual statutory compensation for the period of 3 consecutive calendar years (or the actual number of consecutive years of employment with the Company if the participant was employed by the Company for less than 3 consecutive years) which will produce the highest average (referred to herein as the "defined benefit statutory compensation limitation"). The "defined contribution fraction" for any limitation year of the plan shall be a fraction the numerator of which is the sum of the annual additions to the participant's accounts under the plan and all other defined contribution plans maintained by the Company through the close of such limitation year, and the denominator of which is the sum of the lesser of (A) or
(B) for such limitation year and each prior limitation year during which the participant was an employee of the Company (regardless of whether a plan was in existence during those years), where (A) is the product of 1.25 and the dollar limitation in effect for such limitation year (determined without regard to
Section 415(c)(6) of the Code), and (B) is the product of 1.4 and the statutory compensation limitation for the limitation year. If the limitation provided in this Section 19.3 would be exceeded for any limitation year, the reduction in the sum of the defined benefit fraction and the defined contribution fraction necessary to comply with the limitation shall be made in the defined contribution fraction.

                  19.4 Definitions: For the purpose of applying the rules of this Section 19, the following provisions shall apply: (a) the "limitation year" shall be the plan year; (b) "Social Security retirement age" means the age at which a participant is eligible to retire and receive an unreduced benefit under the Social Security Act; (c) all defined benefit plans of the Company shall be considered as a single plan, and all defined contribution plans of the Company shall be considered as a single plan; (d) "projected annual benefit" means the annual normal retirement benefit payable in the form of a single life annuity (with no ancillary benefits) to which a participant would be entitled under the terms of the defined benefit plan if the following factors are assumed: (i) the participant will continue employment with the Company until he reaches Social

Security retirement age (or until his then current age, if he has previously reached Social Security retirement age); (ii) the participant's statutory compensation for the limitation year will remain the same until the date the participant attains Social Security retirement age; and (iii) all other relevant factors used to determine benefits under the defined benefit plan for the limitation year will remain constant for all future limitation years; (e) the "annual addition" with respect to any limitation year of the plan beginning on or after January 1, 1987 means the sum of the following items allocated on behalf of a participant: (i) Company contributions, including, without limitation, excess contributions, excess aggregate contributions; (ii) all forfeitures; (iii) the amount of the participant's nondeductible employee contributions for the limitation year (nondeductible employee contributions shall be considered made with respect to a particular plan year if such contributions actually are made by the participant during such plan year or within 30 days after the close of such plan year); (iv) amounts allocated after March 31, 1984 to an individual medical account, as defined in Section 415(l) of the Code, which is part of a defined benefit plan maintained by the Company; and
(v) amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee, as defined in Section 419A(d) of the Code, under a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by the Company; provided, that the following are not "annual additions": (1) transfers of funds from one qualified plan to another; (2) rollover contributions (as defined in
Sections  402(c)(4),  403(a)(4), 403(b)(8)  and  408(d)(3)  of  the  Code);  (3)
repayments of loans made to a participant from the plan; (4) repayments of distributions received by an employee pursuant to Section 411(a)(7)(B) of the Code; (5) repayments of distributions received by an employee pursuant to
Section 411(a)(3)(D) of the Code (mandatory contributions); (6) employee contributions to a simplified employee pension which are excludible from gross income under Section 408(k)(6) of the Code; (7) deductible employee contributions to a qualified plan; and (8) excess elective deferrals distributed to a participant pursuant to Section 2.1.1 of the plan; (f) "defined contribution plan" means a plan, including this plan, that provides for an individual account for each participant and for benefits based solely on the amount contributed to the participant's account and any income, expenses, gains and losses, and forfeitures of accounts of other participants that may be allocated to such participant's account; and "defined benefit plan" means any plan that is not a defined contribution plan; provided, that only plans which are described in Section 415(k)(1) of the Code shall be included within the definition of a defined contribution plan or a defined benefit plan, as the case may be; (g) any affiliated employer shall be considered to be the Company; provided that for the purposes of this Section 19, determination of the members of a controlled group of employers and employers under common control pursuant to Sections 414(b) and (c) of the Code shall be made by substituting  the phrase "more than 50  percent"  for  the  phrase  "at least 80 percent" where it appears in such Code sections; and (h) notwithstanding anything in this Section 19 to the contrary, the limitations, adjustments and other requirements prescribed in this Section 19 shall comply with Section 415 of the Code.

                  Section 20.     Parties to the Plan; Transfers of Employees:
                  ----------      -------------------------------------------

                  The employers listed on Exhibit B are employer-parties to the plan. By separate agreement with the Company, one or more additional employers may become parties to the plan. The following provisions shall apply to all parties to the plan except as otherwise expressly provided herein or in such separate agreement:

                  20.1 Application of Plan and Trust Agreement: The plan shall apply as a single plan with respect to each Participating Employer as if it were only one employer-party.

                  20.2 Service with a Participating Employer: Service for purposes of the plan shall be interchangeable among each Participating Employer and shall not be deemed interrupted or terminated by the transfer at any time of an employee from the service of one Participating Employer to service of another Participating Employer. In addition, service as an ineligible employee shall be taken into account in determining an employee's eligibility to become a participant and his vested accrued benefit under the plan.

                  20.3   Contributions    by   each   Participating    Employer:
Notwithstanding any provision of the plan to the contrary, the following special provisions shall apply:

                  20.3.1 Salary reduction contributions to the plan with respect to each Participating Employer shall be determined and paid separately by each Participating Employer in accordance with the provisions of the plan applicable to such Participating Employer. If a participant is in the service of more than one Participating Employer during a plan year, each such Participating Employer shall be responsible for any salary reduction contribution to be made to the plan pursuant to the participant's deferral election with respect to the compensation paid by such Participating Employer to such participant. If a participant who is eligible to make salary reduction contributions to the plan pursuant to Section 2.1 is transferred to ineligible employee status, he shall not be entitled to make any additional salary reduction contributions to the plan on or after the first payroll date which commences on or after the date he is transferred to ineligible employee status. If an individual who is not eligible to make salary reduction contributions to the plan pursuant to Section 2.1 is transferred to eligible employee status, he shall be entitled to make salary reduction contributions to the plan pursuant to Section 2.1 on and after the date he is transferred to eligible employee status.

                  20.3.2 Matching contributions to the plan with respect to each Participating Employer shall be determined and paid separately by each Participating Employer in accordance with the provisions of the plan applicable to such Participating Employer. If a participant is in the service of more than one Participating Employer during a plan year, each such Participating Employer shall be responsible for any matching contributions to be made on behalf of such participant with respect to the salary reduction contributions made by such Participating Employer on behalf of such participant and the compensation paid by such Participating Employer to such participant. If a participant who is eligible to receive an allocation of matching contributions pursuant to
         Section 2.2 is transferred to ineligible employee status, he shall not be entitled to receive an allocation of matching contributions pursuant to Section 2.2 on or after the date he is transferred to ineligible employee status. If an individual who is not eligible to receive an allocation of matching contributions pursuant to Section 2.2 is transferred to eligible employee status, he shall be entitled to receive an allocation of matching contributions pursuant to Section 2.2 on and after the date he is transferred to eligible employee status.



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

                  20.4   Authority of Board:  Except as  otherwise  provided  in
Section 9.3, the Board shall have the power to amend or terminate the plan and trust agreement as applied to each Participating Employer and the proper officers of each Participating Employer shall be authorized to execute all documents and take all other actions as shall be deemed necessary or advisable to effectuate and carry out any such amendment as applied to such party.

             Section 21.     Compliance with the Uniformed Services Employment
             ----------      -------------------------------------------------
                             and Reemployment Rights Act of 1994:
                             -----------------------------------

                  Notwithstanding any provision of the plan to the contrary, the following special provisions shall apply with respect to a participant's reemployment rights under the Uniformed Services Employment and Reemployment Rights Act of 1994 ("USERRA"):

                  21.1 Treatment of USERRA Contributions: Any contributions (the "USERRA contributions") made to the plan by the Participating Employer or a participant by reason of such participant's reemployment rights under USERRA, shall not be subject to the maximum dollar limit in Section 2.1.1 or the annual addition limitations in Section 19, and shall not be taken into account in applying such limitations to other contributions under the plan or any other plan, with respect to the plan year in which such USERRA contributions are made. USERRA contributions shall, however, be subject to such limitations with respect to the plan year to which the USERRA contributions relate. The plan shall not be treated as failing to meet the requirements of Sections 401(a)(4), 401(k)(3), 401(k)(11), 401(k)(12), 401(m), 410(b) or 416 of the Code by reason of the
USERRA contributions.

                  21.2   Rights With Respect to Salary Reduction Contributions:

                  21.2.1 A participant who is entitled to reemployment rights under USERRA may elect to make additional salary reduction contributions (the "make-up contributions") to the plan during the period which begins on the date such participant reenters service with the Participating Employer and has the same length as the lesser of (i) the product of 3 and the period of the participant's qualified military service which resulted in such rights, and (ii) 5 years. The maximum amount of the make-up contributions a participant may make to the plan pursuant to this Section 21.2 shall be the maximum amount that the participant could have made to the plan during the period of the participant's qualified military service if the participant had continued in service during such period and continued to receive his compensation from the Participating Employer. Proper adjustment shall be made to the amount determined under the preceding sentence for any salary reduction contributions actually made by the participant during his period of qualified military service.

                  21.2.2 With respect to each participant who actually makes make-up contributions to the plan, the Participating Employer shall contribute to the trust under the plan the matching contributions with respect to such make-up contributions that would have been required by
         Section 2.2 had such make-up contributions been made during the period of the participant's qualified military service.

                  21.2.3 Earnings shall not be credited to any contributions made pursuant to this Section 21 until such contributions are actually received by the plan.

                  21.3 Special Service Crediting Rules: A participant entitled to reemployment rights under USERRA shall not be treated as having incurred a break in service by reason of such participant's period of qualified military service. Each period of qualified military service shall be treated as service for purposes of determining such participant's vested accrued benefit.

                  21.4 Loans: If a participant who is entitled to reemployment rights under USERRA has a plan loan outstanding, loan repayments may be suspended during his period of qualified military service.

                  21.5 Definitions: The following definitions shall apply for purposes of this Section 21:

                  21.5.1 "Qualified military service" means any service in the uniformed services (as defined in USERRA) by any participant if such participant is entitled to reemployment rights under USERRA with respect to such service.

                  21.5.2 "Compensation" means the compensation the participant would have received during his period of qualified military service if the participant were not in qualified military service, determined based on the rate of pay the participant would have received from the Participating Employer but for his absence during his period of qualified military service. If the compensation the participant would have received during such period is not reasonably certain, compensation shall mean the participant's average compensation from the Participating Employer during the 12-month period immediately preceding his qualified military service (or, if shorter, the period of service immediately preceding his qualified military service).

                  21.6  Construction: Notwithstanding anything contained in this
Section 21 to the contrary, the provisions of this Section 21 shall at all times be construed and enforced according to the requirements of USERRA and Section 414(u) of the Code.

                  Section 22.     Special Provisions Applicable to ESOP:
                  ----------      -------------------------------------

                  Notwithstanding any provision of the plan to the contrary, the following special provisions shall apply to the ESOP:

                  22.1 Investment: The ESOP is designed to invest primarily in Company stock.

                  22.2 Distributions: Distributions from the ESOP shall be made in cash. Notwithstanding the foregoing, a participant or beneficiary may direct the Committee to distribute his ESOP account in shares of Company stock.

                  22.3 Restrictions on Company stock: Notwithstanding repayment of an exempt loan or any amendment or termination of the ESOP that causes it to cease to be a leveraged employee stock ownership plan with the meaning of
Section 4975(e)(7) of the Code, no Company stock acquired with the proceeds of an exempt loan shall be subject to a put, call or other option, or buy-sell or similar arrangement while such stock is held by and when distributed from the ESOP, except as may be required by Regulation Section 54.4975-7(b)(10).

                  22.4 Proxy Voting: The ESOP accounts shall be subject to the pass-through voting requirements set forth in Section 7.1.6.

                  22.5 Valuations: All purchases of Company stock by the ESOP shall be made at a price not in excess of fair market value. All sales of Company stock by the ESOP shall be made at a price not less than fair market value. Any sale of Company stock to a disqualified person (as defined in Section 4975(e)(2) of the Code) or a party-in-interest (as defined in Section 3(14) of

ERISA) shall conform to the requirements of Section 408(e) of ERISA. For all purposes of the ESOP, the fair market value of Company stock shall be the price of the Company stock prevailing on a national securities exchange which is registered under Section 6 of the Securities Exchange Act of 1934. Fair market value shall be determined as of the applicable date of the transaction.

                  22.6 Diversification: Each participant may elect quarterly, in accordance with procedures adopted by the Committee, to have Company stock allocated to his ESOP account transferred from his ESOP account to his Employer supplemental matching contribution account, liquidated and invested in one or more of the investment funds made available to participants pursuant to the provisions of Section 7.1.1 (other than an investment fund that invests solely in shares of Company stock), except that, unless a participant is a "qualified participant" (a) no such transfer shall be allowed if the participant has a Company stock fund account (as defined in Section 7.1.6) and (b) a participant may not transfer Company stock from his ESOP account in any quarter in which the participant has directed all or any portion of his account in an investment fund which invests solely in shares of Company stock. A "qualified participant" is any participant who has attained age 55 and has been a participant in the ESOP for at least 10 plan years.

                  22.7 Dividends: Cash dividends paid on shares of Company stock allocated to the participant's ESOP account shall be either distributed to the participant or reinvested in shares of Company stock, as determined by the Committee.

                  Section 23.     Miscellaneous Provisions:
                  ----------      ------------------------

                  23.1 Notices: Each participant who is not in service and each beneficiary shall be responsible for furnishing the Committee with his current address for mailing notices, reports, and benefit payments. Any notice required or permitted to be given to such participant or beneficiary shall be deemed given if directed to such address and mailed by first class mail. If any check mailed to such address is returned as undeliverable to the addressee, mailing of checks shall be suspended until the participant or beneficiary furnishes the proper address. This provision shall not require the mailing of any notice or notification otherwise permitted to be given by posting or other publication.

                  23.2 Lost Distributees: A benefit shall be deemed forfeited if the Committee is unable after a reasonable period of time to locate the participant or beneficiary to whom payment is due; provided, that such benefit shall be reinstated if a claim is made by or on behalf of the participant or beneficiary for the forfeited benefit.

                  23.3 Reliance on Data: The Company, Committee, Trustee, and plan administrator may rely on any data provided by a participant or beneficiary, including representations as to age, health, and marital status. Such representations shall be binding on any party seeking to claim a benefit through a participant, and the Company, Committee, Trustee and plan administrator shall have no obligation to inquire into the accuracy of any representation made at any time by a participant or beneficiary.

                  23.4 Bonding: Every fiduciary, except a bank or an insurance company, shall be bonded for each plan year to the extent required by ERISA. The bond shall provide protection to the plan against any loss by reason of acts of fraud or dishonesty by the fiduciary alone or in connivance with others. The cost of the bond shall be an expense of the trust and shall be paid by the Trustee subject to the provisions of the trust agreement and of Section 8.12 of the plan.

                  23.5 Receipt and Release for Payments : Each participant by participating in the plan conclusively shall be deemed to agree to look solely to the assets held under the trust for payment of any benefit to which such participant may be entitled by reason of such participation. Any payment made from the plan to or with respect to any participant or beneficiary, or pursuant to a disclaimer by a beneficiary, shall be in full satisfaction of all claims hereunder against the plan, the Company and all fiduciaries with respect to the plan to the extent of such payment. As a condition precedent to payment, the recipient of any payment from the plan may be required by the Committee to execute a receipt and release with respect thereto in such form as is acceptable to the Committee.

                  23.6 No Guarantee: The Trustee, Committee, Company and plan administrator in no way guarantee the trust fund from loss or depreciation, nor do they guarantee the payment of any money or other assets from the trust fund that may be or become due to any person. Nothing herein contained shall give any participant or beneficiary an interest in any specific part of the trust fund or any other interest except the right to receive benefits from the trust fund in accordance with the provisions of the plan and trust.

                  23.7 Headings: The headings and subheadings of the plan are inserted for convenience of reference and shall be ignored in any construction of the provisions hereof.

                  23.8 Continuation of Employment: The establishment of the plan shall not confer any legal or other right upon any employee or person for continuation of employment, nor shall it interfere with the right of the Participating Employer to discharge any employee or to deal with him without regard to the effect thereof under the plan.

                  23.9 Construction: The provisions of the plan shall be construed and enforced according to the laws of the State of North Carolina, except to the extent such laws are superseded by the provisions of ERISA.

                  IN WITNESS WHEREOF, the BB&T Corporation 401(k) Savings Plan is, by authority of the Board of Directors of the Company, executed in behalf of the Company, the 2nd day of February, 2000.

                                               BB&T CORPORATION



                                               By:      /s/ Robert E. Greene
                                                   -------------------------
                                                        Authorized Officer

Attest:


--------------------------------
(Assistant) Secretary

[Corporate Seal]

                                                                  EXHIBIT A
                              TESTING COMPENSATION


                  1. "Compensation" means for any participant the wages, salary and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered by the participant in the course of his service with the Participating Employer to the extent that the amounts are includible in gross income
(including but not limited to commissions, compensation for services on the basis of a percentage of profits, bonuses, fringe benefits, reimbursements or other expense allowances under a nonaccountable plan as described in Treasury Regulation Section 1.62-2(c)), plus the participant's elective deferrals (as defined in Section 402(g)(3) of the Code) and any other amount which is contributed or deferred by the Participating Employer at the election of the participant and which is not includible in the gross income of the participant by reason of Sections 125 or 457 of the Code; amounts described in Code Section 104(a)(3), 105(a) and 105(h), but only to the extent that such amounts are includible in the gross income of the participant; amounts paid or reimbursed by the Participating Employer for moving expenses incurred by the participant, but only to the extent that at the time of the payment it is reasonable to believe that these amounts are not deductible by the participant under Code Section 217; the value of a non-qualified stock option granted to the participant by the Participating Employer, but only to the extent that the value of the option is includible in the gross income of the participant for the taxable year in which granted; and the amount includible in the gross income of a participant upon making the election described in Code Section 83(b); and excluding contributions made by the Participating Employer to any plan of deferred compensation which are not includible in the participant's gross income for the taxable year in which contributed; contributions made by the Participating Employer under a simplified employee pension plan; any distributions from a plan of deferred compensation; amounts realized from the exercise of a non-qualified stock option or from the sale or other disposition of stock acquired under a qualified stock option; amounts realized when restricted stock (or property) held by the participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; and any other amount paid by the Participating Employer that receives special tax benefits or is excluded under the definition of compensation under Section 415 of the Code and Treasury Regulation Section 1.415-2(d)(3). If elected by the Committee, compensation may be modified to exclude any amounts contributed by the Participating Employer pursuant to a salary reduction agreement which are not includible in the gross income of the participant under Section 125, 402(e)(3), 402(h) or 403(b) of the Code.

                  2. "Compensation" means for any participant the wages, salary and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered by the participant in the course of his service with the Participating Employer to the extent that the amounts are includible in gross income
(including but not limited to commissions, compensation for services on the basis of a percentage of profits, bonuses, fringe benefits, reimbursements or other expense allowances under a nonaccountable plan as described in Treasury Regulation Section 1.62-2(c)), plus the participant's elective deferrals (as defined in Section 402(g)(3) of the Code) and any other amount which is contributed or deferred by the Participating Employer at the election of the participant and which is not includible in the gross income of the participant by reason of Sections 125 or 457 of the Code; and excluding contributions made by the Participating Employer to any plan of deferred compensation which are not includible in the participant's gross income for the taxable year in which contributed; contributions made by the Participating Employer under a simplified employee pension plan; any distributions from a plan of deferred compensation; amounts realized from the exercise of a non-qualified stock option or from the sale or other disposition of stock acquired under a qualified stock option; amounts realized when restricted stock (or property) held by the participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; and any other amount paid by the Participating Employer that receives special tax benefits or is excluded under the definition of compensation under Section 415 of the Code and Treasury Regulation Section 1.415-2(d)(3). If elected by the Committee, compensation may be modified to exclude any amounts contributed by the Participating Employer pursuant to a salary reduction agreement which are not includible in the gross income of the participant under Section 125, 402(e)(3), 402(h) or 403(b) of the Code.

                  3. "Compensation" means for any participant his wages from the Participating Employer as defined in Section 3401(a) of the Code and all other payments of compensation to the participant by the Participating Employer (in the course of the Participating Employer's trade or business) for which the Participating Employer is required to furnish the participant a written statement under Sections 6041(d) and 6051(a)(3) of the Code, but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2) of the Code), plus the participant's elective deferrals (as defined in Section 402(g)(3) of the Code) and any other amount which is contributed or deferred by the Participating Employer at the election of the participant and which is not includible in the gross income of the participant by reason of Sections 125 or 457 of the Code. If elected by the Committee, compensation may be modified to (i) exclude any amounts contributed by the Participating Employer pursuant to a salary reduction agreement which are not includible in the gross income of the participant under
Section 125, 402(e)(3), 402(h) or 403(b) of the Code; and/or (ii) exclude amounts paid or reimbursed by the Participating Employer for moving expenses incurred by the participant, but only to the extent that at the time of payment it is reasonable to believe that these amounts are deductible by the participant under Section 217 of the Code.

                  4. "Compensation" means for any participant his wages from the Participating Employer as defined in Section 3401(a) of the Code, for federal income tax withholding purposes, but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2) of the Code), plus the participant's elective deferrals (as defined in Section 402(g)(3) of the Code) and any other amount which is contributed or deferred by the Participating Employer at the election of the participant and which is not includible in the gross income of the participant by reason of Sections 125 or 457 of the Code. If elected by the Committee, compensation may be modified to exclude any amounts contributed by the Participating Employer pursuant to a salary reduction agreement which are not includible in the gross income of the participant under Section 125, 402(e)(3), 402(h) or 403(b) of the Code.

                                                                 EXHIBIT B

                             Participating Employers

                        Branch Banking and Trust Company
               Branch Banking and Trust Company of South Carolina
                  Branch Banking and Trust Company of Virginia
                          BB&T Insurance Services, Inc.
                         BB&T Investment Services, Inc.
                            BB&T Leasing Corporation
                            Agency Technologies, Inc.
                       AutoBase Information Systems, Inc.
                         Regional Acceptance Corporation
                                 Car Mart, Inc.
                              FARR Associates, Inc.
                     Prime Rate Premium Finance Corporation
                            BB&T Factors Corporation
                           Scott & Stringfellow, Inc.
                        Scott & Stringfellow Realty, Inc.
                     Scott & Stringfellow Capital Management
                        Freedom Financial Services, Inc.
                      Rose Shannis Financial Services, LLC

                                                                  EXHIBIT C

                                 PLAN LOAN RULES
                              FOR PARTICIPANT LOANS


                  This is an explanation of the rules for taking a personal loan from your vested account under the Plan. All loans are made strictly in accordance with the provisions of the Plan and in accordance with the rules adopted by the Committee. In addition to the items outlined in these rules, it is important to know that if you have not requested all loans available under any defined contribution plan in which you participate, you will be restricted from taking a hardship withdrawal under the Plan. In the case of any item not covered by this explanation, or in the event of any conflict between this explanation and the Plan, the Plan document always will control.

                  1.       AMOUNT YOU CAN BORROW
                           ---------------------

                  The amount of any loan made to you must be at least $1,000. In addition, the amount of your loan from this Plan, when added to the outstanding balance of loans from any other tax-qualified retirement plan of the Company, may not exceed the lesser of:

                  (A) $50,000, reduced by the highest outstanding balance of any plan loans to you during the one year period ending the day before the loan is made; or

                  (B) 50 percent of the current fair market value of your vested account under the Plan.

                  The money you receive from the loan will be taken from the investment funds in which your account is invested on a pro rata basis.

                  2.       REPAYMENTS
                           ----------

                  Period. The repayment period for a loan may not be less than 12 months nor more than 60 months.

                  Frequency. Generally, repayments will be withheld by the Company from each regular paycheck you receive in sufficient amounts to maintain your loan repayment schedule until all principal and interest due are paid.

                  Investments. Your loan repayments will be credited to your separate accounts from which the loan proceeds were obtained on a pro rata basis and invested in the investment funds in the same manner as contributions are invested, based on your current investment elections.

                  3.       INTEREST RATE
                           -------------

                  Your loan must bear a reasonable rate of interest as determined by the Committee at the time your loan is made. The Committee has determined the appropriate interest rate to be "BB&T's Prime Rate plus 1 percent," as quoted on the day the loan request is made. An annual statement of interest paid for each year that the loan is outstanding is available upon request.

                  4.       WHEN LOANS CAN BE TAKEN
                           -----------------------

                  If you wish to borrow from your vested account under the Plan, call the BB&T Benefits Phone at 1-800-228-8076. You can have only one loan outstanding at any time and only one loan request may be submitted in a plan year. This means that if you already have a loan outstanding that has not been repaid, you must repay that loan. Your loan generally will be disbursed to you within 25 days from the date your loan request is made.

                  Your loan will be processed based on the information you provide over the BB&T Benefits Phone. You will not be required to sign a Loan Origination Form prior to receiving the loan check. However, when you request your loan by telephone, you will receive a Participant Loan Agreement setting forth the terms of the loan and containing certain disclosures required by law. When you receive and endorse, deposit or cash the loan check, you will agree to the terms of the loan as set forth in the Participant Loan Agreement and the assignment of your account as collateral for the loan (see paragraph 5 below) (i.e., your endorsement of the loan check signifies your agreement to repay the loan pursuant to the terms of the Participant Loan Agreement).

                  5.       SECURITY FOR YOUR LOAN
                           ----------------------

                  Your loan will be secured by a pledge of your vested account under the Plan. In the normal course, your account will not automatically be used to repay the loan or any interest due. However, if you terminate employment with the Company for any reason, the remaining unpaid balance of your loan plus any accrued interest will be recharacterized as a taxable distribution to you from the Plan unless you fully repay the loan immediately following your termination of employment or agree to continue making loan repayments by having your checking or other designated account automatically drafted by the Trustee in accordance with the loan repayment schedule. If your loan is recharacterized as a taxable distribution, the unpaid balance plus any accrued interest will be reported to the Internal Revenue Service ("IRS") by the Trustee as taxable income to you for the year in which you terminate employment.

                  6.       ACCELERATED LOAN REPAYMENTS
                           ---------------------------

                  Loans may be repaid in full ahead of schedule at any time without penalty. Prepayments of less than the full amount outstanding will not be accepted. To repay your loan in full, you must contact BB&T Benefits Phone and obtain a payoff amount. You should then submit a cashiers check or money order in such amount to Institutional Trust Services, Raleigh, North Carolina 17401-0401.

                  7.       TERMINATION OF EMPLOYMENT
                           -------------------------

                  If you terminate employment with the Company for any reason and have an outstanding loan balance, you may:

                  (A) fully   repay  the   loan   immediately   following   your
         termination;

                  (B) continue to make loan repayments by having your checking or other designated account automatically drafted by the Trustee in accordance with the loan repayment schedule; or

                  (C) have   the  loan  balance  recharacterized  as  a  taxable
distribution to you.

If your loan balance is recharacterized as a distribution as described above and in paragraph 5 above, this distribution will be taxable income to you and may be subject to tax penalties for early distribution if you are under age 59 1/2.

                  8.       LEAVE OF ABSENCE
                           ----------------

                  If you are granted a leave of absence from the Company for any reason and have an outstanding loan for which payroll deduction repayments are no longer possible, you may:

                  (A) fully repay the loan at the time your leave begins;

                  (B) continue to make loan repayments by having your checking or other designated account automatically drafted by the Trustee in accordance with the loan repayment schedule;

                  (C) have  the  loan  balance  recharacterized  as  a   taxable
         distribution to you; or

                  (D) suspend loan repayments for up to 12 months. Under this option, your loan repayments when you return to work may be doubled until you return to your original loan repayment schedule.

If you decide to suspend repayments, your loan must still be repaid within 60 months of the date the loan was originally issued. If your loan repayments are suspended for more than 12 months or if the loan has not been repaid within 60 months of the date the loan was originally issued, the loan will be in default and you will be treated as having received a taxable distribution equal to the outstanding balance of your loan plus any accrued interest.

If you choose to continue to make loan repayments, but you fail to do so, the loan will be in default and you will be treated as having received a taxable distribution equal to the outstanding balance on your loan plus any accrued interest.

If you are treated as having received a taxable distribution, the tax penalty for early distribution may also apply.

                  9.       DEFAULT AND FORECLOSURE
                           -----------------------

                  While you are working, loan repayments automatically will be withheld from your paychecks to keep your loan obligation current. However, should your paychecks stop because of an unpaid leave of absence, termination of employment, or other reason, and you fail to make two scheduled loan repayments on the date they are due (or, if you previously missed one scheduled repayment, you fail to make one more scheduled repayment), your loan will be considered in default. Upon default, the outstanding balance of the loan plus any accrued interest will become due and payable immediately. The unpaid balance will be recharacterized as a distribution to you as described in paragraph 5 above and will be reported to you and to the IRS as a taxable distribution. The tax penalty for early distribution may also apply. During the term of your loan you may miss one scheduled repayment before your loan will be considered in default.